Exhibit 99.2

ADDITIONAL INFORMATION RELATING TO THE PROVINCE 1

[1]	Any dollar amounts in Exhibit 99.2 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

IX

(Note:  Data in the tables may not add to totals due to rounding.)

X

Province of Ontario’s Location in Canada

Province of Ontario’s Location in the World

OVERVIEW

Area and Population

The Province of Ontario covers an area of approximately 1,076,395 square kilometres (415,598 square miles), about 10.8% of Canada, and is about 11% as large as the United States. The estimated population of Ontario on July 1, 2022 was 15.1 million, or 38.8% of Canada’s population of 38.9 million. Since 2002, the populations of Ontario and Canada have both increased at an average annual rate of 1.1%. Although it constitutes only 12% of the area of the Province, southern Ontario is home to approximately 94.5% of its population (as of July 1, 2021). The population of the Greater Toronto Area, the most populous metropolitan area in Canada, was estimated to be 7.1 million on July 1, 2021.

Government

Canada is a federation with a parliamentary system of government. Constitutional responsibilities are divided between the federal government, the 10 provinces and the 3 territories.

The Premier of the Province of Ontario (the “Premier”) is traditionally the leader of the political party with the greatest number of members elected to the Legislative Assembly. The Cabinet through the Lieutenant Governor, who represents the Crown, formally exercises executive power. Cabinet ministers are usually nominated from among members of the Premier’s party. The Legislative Assembly consists of 124 seats, each representing a specified territorial division of the Province, and is elected for a four-year term. A dissolution of the Legislative Assembly prior to the end of the four- year term may be requested by the Premier at the Premier’s own volition or if the government loses the confidence of the Legislative Assembly by being defeated on an important vote.

The last Provincial election was held on June 2, 2022. The Progressive Conservative Party currently has 83 seats in the Legislative Assembly, the New Democratic Party of Ontario has 30 seats, the Ontario Liberal Party of Ontario has 8 seats, the Green Party of Ontario has 1 seat, there is 1 Independent seat and there are no vacant seats. The current government of the Province is formed by the Progressive Conservative Party.

Constitutional Framework

Canada is a federation and its constitution establishes the division of responsibilities between the federal and provincial levels of government. Each provincial government and the federal government has supremacy within its respective sphere of assigned responsibilities. Jurisdiction over the establishment and operation of municipalities is granted exclusively to the provinces.

The federal government is empowered to raise money by any mode or system of taxation. It has exclusive jurisdiction over such matters as the regulation of trade and commerce, currency and coinage, banks and banking, national defence, foreign affairs, postal services, railways and navigation, as well as those areas not exclusively assigned to the provinces. Each province has authority to raise revenue through direct taxation within the province. Areas of provincial constitutional authority include health care, education, social services, municipal institutions, property and civil rights, and natural resources.

Operational Framework

Ontario administers its constitutional responsibilities through government ministries and provincially created bodies such as government-owned corporations (“Crown corporations”), agencies, boards, commissions, municipalities, school boards and hospital boards. The use of these quasi- independent bodies decentralizes the administration of provincial responsibilities. However, the Province has elected to centralize the financing of these bodies by retaining the major taxing and borrowing powers at the provincial level. Some entities have borrowed in their own names in various capital markets, such as Ontario Hydro prior to its restructuring in April 1999, but this practice has become less common.

Implications for Provincial Financial Statements

The provincial governments’ delivery of services in areas such as health, postsecondary education and social assistance has been supported by transfer payments from the federal government, often established through federal-provincial agreements. In fiscal year 2021-22, approximately 16.5% of the Province’s revenue came from federal transfers.

Federal-provincial funding arrangements can be complex and extensive, involving financial relationships between the Province, the federal government and provincially-created organizations. These financial interrelationships are important in understanding the revenue, expense and financing activity of the Province. The performance of organizations controlled by the Province, such as Government Business Enterprises (GBEs), hospitals, school boards and colleges, has a direct impact on the Province’s financial results. For example, as at March 31, 2022, approximately 22.2% (2021, 22.6%) of the Financial Assets of the Province could be attributed to GBEs.

Foreign Relations

The Province has no direct diplomatic relations with foreign countries, but has developed a high degree of international activity in order to facilitate investment in Ontario.

The Budget and Quarterly Reporting

The Fiscal Sustainability, Transparency and Accountability Act, 2019 (the FSTAA) sets out guidelines for public reporting of the fiscal plan. It requires that the Ontario Minister of Finance (“Minister”) release an annual budget that outlines a multi-year fiscal plan. In addition, it requires the Minister to release a mid-year review of the fiscal plan, known as the Ontario Economic Outlook and Fiscal Review. Each fiscal year, the Minister must release interim updates in the Summer and Winter on Ontario’s revenues and expenses for the current year. Finally, the FSTAA, among other things, also requires that quarterly information about Ontario’s economic accounts be released to the public.

PUBLIC FINANCE

Details of Revenue

For the year ended March 31, 2022

This schedule summarizes the sources of the Province’s revenue by main classification.

	2022 $	2021 $
TAXATION
Personal Income Tax	46,749,700,490	40,332,921,073
Sales Tax	30,356,811,914	26,575,706,536
Corporations Tax	25,227,149,098	17,774,878,443
Employer Health Tax	7,223,220,976	6,536,709,496
Land Transfer Tax	5,827,126,187	3,697,668,240
Education Property Tax	5,713,281,774	6,039,926,257
Ontario Health Premium	4,414,335,133	4,329,622,398
Gasoline Tax	2,202,221,352	1,898,038,231
Tobacco Tax	926,550,834	1,099,217,702
Fuel Tax	770,718,438	686,177,611
Electricity Payments-In-Lieu of Taxes	665,500,000	563,000,000
Beer, Wine and Spirits Tax	623,894,410	624,179,524
Estate Administration Tax	301,219,576	235,796,342
Corporation Preferred Share Dividend Tax	234,341,536	228,966,083
Ontario Portion of the Federal Cannabis Excise Duty	214,766,702	106,525,925
Mining Profits Tax	176,217,610	107,559,538
Provincial Land Tax	37,799,657	35,590,707
Gross Revenue Charge - Property Tax Component	4,444,751	5,631,445
Race Tracks Tax	3,481,977	3,164,236
Acreage Tax - The Mining Act	1,974,037	2,063,102

TOTAL TAXATION	131,674,756,454	110,883,342,889

Personal Income Tax revenue is collected by the federal government on behalf of the Province. The amount reported by the Province in 2021–22 is net of $542,550,502 in Ontario tax credits, excluding tax credits reported as expenses.

For 2022, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $46,226; 9.15% for taxable income over $46,226 and up to $92,454; 11.16% for taxable income over $92,454 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2021, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to

$45,142; 9.15% for taxable income over $45,142 and up to $90,287; 11.16% for taxable income over $90,287 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2020, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $44,740; 9.15% for taxable income over $44,740 and up to $89,482; 11.16% for taxable income over $89,482 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. Ontario non-refundable tax credits are provided for individual and family circumstances (e.g., basic amount, spouse, medical expenses) at the rate of 5.05% (11.16% for charitable donations in excess of $200), before calculating the provincial surtax and Ontario Tax Reduction. Many Ontario non-refundable tax credit amounts are indexed annually. The Ontario Dividend Tax Credits are calculated after the provincial surtax and before the Ontario Tax Reduction. These credits are provided at a rate of 10% for eligible dividends and at a rate of 2.9863% for non-eligible dividends.

Those who owe a higher amount of Ontario personal income tax are subject to a surtax. For 2022, the surtax is equal to 20% of Ontario income tax in excess of $4,991, plus 36% of Ontario income tax in excess of $ 6,387. For 2021, the surtax is equal to 20% of Ontario income tax in excess of $4,874, plus 36% of Ontario income tax in excess of $6,237. For 2020, the surtax is equal to 20% of Ontario income tax in excess of $4,830, plus 36% of Ontario income tax in excess of $6,182.

If a tax filer’s Ontario tax exceeds their threshold amount, the Ontario Tax Reduction may reduce their Ontario tax. For 2022, the basic threshold amount is $257, and the additional amount for each dependent child age 18 and under and each disabled or infirm dependant is $475. For 2021, the basic threshold amount is $251, and the additional amount for each dependent child age 18 and under and each disabled or infirm dependant is $464. For 2020, the basic threshold amount is $249 and the additional amount for each dependent child age 18 and, under, and each disabled or infirm dependant, is $460.

The Harmonized Sales Tax (HST) is a single value-added tax based on the federal Goods and Services Tax. The provincial portion of the HST is 8% and the federal portion is 5%, for a combined HST rate of 13%. The federal government is responsible for the collection and administration of the tax, with HST revenues distributed to the Province based on a revenue allocation formula. Ontario also maintains a Retail Sales Tax of 8% on certain insurance premiums and 13% on private transfers of specified vehicles, which is collected and administered by the Province. The Sales Tax amounts reported by the Province are net of sales tax credits of $2,173,204,342 in 2021–22 and $2,006,629,462 in 2020–21.

Corporations Tax is comprised of three types of taxes levied on corporations: income tax, insurance premium tax and special additional tax on life insurance corporations. Details of these taxes follow.

Income Tax: The general statutory Corporate Income Tax (CIT) rate is 11.5%. Active business income from manufacturing and processing, mining, logging, fishing, farming, generating electrical energy for sale, or producing steam for sale is subject to a lower CIT rate of 10%. Small Canadian-controlled private corporations (CCPCs) are also eligible for a lower CIT rate of 3.2% on the first $500,000 of active business income. The benefit from the small business CIT rate is phased out for large CCPCs, and associated groups of CCPCs, that have more than $10 million of taxable capital employed in Canada in the previous year and is fully eliminated at $15 million of taxable capital. In the 2022 Ontario Economic Outlook and Fiscal Review the government proposed to extend the phase-out range to between $10 million and $50 million of taxable capital. The Province also levies a Corporate Minimum Tax (CMT), which is effectively a pre-payment of regular CIT. CMT is calculated as the amount by which 2.7% of a corporation’s adjusted net income for accounting purposes exceeds CIT payable.

Insurance Premium Tax: Insurance companies are subject to a 2% insurance premium tax on life, accident and sickness insurance premiums, 3.5% on property insurance premiums and 3% on other (e.g. casualty) insurance premiums.

Special Additional Tax: Life insurance corporations pay a special additional tax at a rate of 1.25% of taxable capital employed in Ontario that exceeds a minimum capital allowance of $10 million, with corporate income tax and CMT creditable against this tax.

The Employer Health Tax is paid by employers on their Ontario payroll. Employers with annual Ontario payroll of $200,000 or less calculate tax payable at 0.98% of their taxable annual Ontario payroll; employers with annual Ontario payroll over $200,000 and up to $400,000 calculate tax payable at graduated rates that apply to their taxable annual Ontario payroll starting at 1.101% through to 1.829%; and employers with annual Ontario payroll in excess of $400,000 calculate tax payable at 1.95% of their taxable annual Ontario payroll. A tax exemption is provided for the amount of annual Ontario payroll paid by private sector employers, including their associated entities, up to a threshold level. The EHT exemption threshold for 2022 is $1 million. In 2021, the Ontario Government made permanent the temporary increase to the 2020 exemption from $490,000 to $1 million. The exemption is adjusted for inflation every five years using the Ontario Consumer Price Index. The next adjustment is scheduled to occur on January 1, 2029. Employers with annual Ontario payroll in excess of $5,000,000 are generally not eligible for the exemption.

Education property taxes are collected from taxpayers by municipalities and remitted to school boards for the purposes of funding a portion of elementary and secondary education. Education property tax rates are set annually by the Minister of Finance for each class of real property. The tax is levied on the assessed value of property at a uniform rate of 0.153% for residential properties, in 2021. Rates for commercial, industrial, pipeline and landfill properties are set for each upper- and single-tier municipality. These rates are regulated under the Education Act. The Education Property Tax amounts shown are net of $1,362,526,751 in property tax credits and grants in 2021-22 and $1,222,103,521 in 2020-21. The amounts also reflect a number of rebates, reductions and exemptions available across the province.

The Ontario Health Premium (OHP) helps ensure the government’s ability to make investments in the province’s health care system. OHP supports expenditure in all areas of the health sector and is not earmarked by program area. In 2021–22, OHP revenue increased by $84 million to $4,414 million, up from $4,330 million in 2020–21. During the same period, expenses in the health sector increased by $6,258 million to $75,729 million, up from $69,471 million in 2020-21.

In 2021–22, revenue from the health premium was $4,414 million, or 5.8 per cent of the $75,729 million in total expenses for the health sector. This compares to $4,330 million or 6.2 per cent of $69,471 million in 2020–21. Below is a table that shows an example of how the health premium revenue supports major investments in the health care sector and also the level of support each sector would receive if the percentage shares in 2020–21 and 2021–22 were allocated proportionately across each expense area.

Example of How the Health Premium Supports Investments in the

Health Care Sector: OHP Revenue as a Share of Total Health

Expenditures Applied Proportionately Across Expense Areas

($ Millions)	2021–22 5.8%	2020–21[1] 6.2%
Hospitals	1,389	1,566
OHIP	989	959
Home & Community Care and Mental Health & Addiction Services	432	435
Long–Term Care Homes	395	370
Ontario Drug Programs	310	317
Public Health, Cancer Treatment & Screening and Other	899	683

Total	4,414	4,330

The Ontario Health Premium is paid by individuals resident in Ontario on the last day of the taxation year. For 2022, the Ontario health premium is:

•	when taxable income is less than or equal to $20,000, the premium is $0

•	when taxable income is greater than $20,000 and less than or equal to $36,000, the premium is equal to the lesser of (i) $300 and (ii) 6% of taxable income greater than $20,000

•	when taxable income is greater than $36,000 and less than or equal to $48,000, the premium is equal to the lesser of (i) $450 and (ii) $300 plus 6% of taxable income greater than $36,000

•	when taxable income is greater than $48,000 and less than or equal to $72,000, the premium is equal to the lesser of (i) $600, and (ii) $450 plus 25% of taxable income greater than $48,000

•	when taxable income is greater than $72,000 and less than or equal to $200,000, the premium is equal to the lesser of (i) $750 and (ii) $600 plus 25% of taxable income greater than $72,000 and

•	when taxable income is greater than $200,000, the premium is equal to the lesser of (i) $900 and (ii) $750 plus 25% of taxable income greater than $200,000.

[1]	Amounts restated to reflect changes in calculations of published information for 2020-21.

Land Transfer Tax is collected on the transfer of land and is payable on the value of the consideration, which is generally the purchase price. Land Transfer Tax rates are 0.5% on the amount up to and including $55,000; 1% on the amount over $55,000, up to and including $250,000; 1.5% on the amount over $250,000, up to and including $400,000; and 2% on the amount over $400,000. For land with one or two single family residences, the tax rate on the amount over $2,000,000 is 2.5%. Eligible first-time homebuyers may receive a refund of Land Transfer Tax up to a maximum amount of $4,000. An additional 15% Non-Resident Speculation Tax applies to the purchase or acquisition of an interest in certain residential property located in the Greater Golden Horseshoe Region by individuals who are not citizens or permanent residents of Canada, or by foreign corporations (foreign entities) and taxable trustees. Non-Resident Speculation Tax exemptions and rebates may be available if taxpayers meet specific eligibility requirements. Effective March 30, 2022, the Non-Resident Speculation Tax rate was increased to 20%, its application was expanded province wide, and two rebates specific to international students and foreign nationals working in Ontario were eliminated. Binding agreements of purchase and sale entered into before March 30, 2022, may be eligible for relieving transitional provisions. Effective October 25, 2022, the Non-Resident Speculation Tax rate was increased to 25%. Binding agreements of purchase and sale entered into before October 25, 2022, may be eligible for relieving transitional provisions.

Gasoline Tax is levied on gasoline, propane used in a licensed motor vehicle, and aviation fuel. The gasoline tax rate was temporarily reduced from 14.7 cents per litre to 9 cents per litre on July 1, 2022 and is to return to 14.7 cents per litre on January 1, 2024. The tax rate for propane used in licensed motor vehicles is 4.3 cents per litre. The tax rate for aviation fuel is 6.7 cents per litre, except in Northern Ontario (the geographic areas of Algoma, Cochrane, Kenora, Manitoulin, Nipissing, Parry Sound, Rainy River, Sudbury, Thunder Bay and Timiskaming) where the tax rate is 2.7 cents per litre. Gasoline tax is pre-collected by registered collectors and importers.

Tobacco Tax covers all forms of tobacco products. The specific tax rate is 18.475 cents per cigarette or per gram or part gram of fine cut tobacco and all other tobacco products except cigars. The rate of tax on cigars is 56.6% of the taxable price of the cigar. The majority of tax is collected for the Province by Ministry-designated tobacco and cigar wholesalers.

Fuel Tax is levied on clear middle distillate petroleum fuels, such as those used in diesel-powered vehicles. The fuel tax rate was temporarily reduced from 14.3 cents per litre to 9 cents per litre on July 1, 2022 and is to return to 14.3 cents per litre on January 1, 2024. Fuel used in railway equipment, is subject to tax at a rate of,4.5 cents per litre. Fuel Tax is pre-collected by registered collectors and importers.

Beer, Wine and Spirits Taxes apply on purchases where the Liquor Control Board of Ontario (LCBO) is not the retailer or wholesaler of the alcohol product. Beer taxes apply on purchases of beer from a beer manufacturer’s on-site store, brew pub, the Beer Store, or a licensed establishment. Wine taxes apply on purchases of wine and wine coolers from on and off-site winery retail stores. Spirits taxes apply on purchases of spirits and spirits coolers from a spirits manufacturer’s on-site store.

Ontario Power Generation Inc. and its subsidiaries and municipal electricity utilities that are exempt from regular corporate income taxes are liable to make payments in lieu of federal and provincial corporate tax (PILs) to the Ontario Electricity Financial Corporation (OEFC). PILs are equal to regular federal and Ontario corporate income taxes that are levied under the Income Tax Act (Canada), the Corporations Tax Act and the Taxation Act, 2007 on entities that are not tax exempt.

OEFC is the Ontario Hydro successor company that is responsible for servicing and retiring the debt and certain other liabilities of the former Ontario Hydro. All PILs received by OEFC are used to service and retire its obligations. As a result of an initial public offering of Hydro One common shares in 2015, Hydro One ceased to be exempt from federal and provincial corporate income taxes and is no longer subject to the PILs regime. The Minister of Finance is required by statute to make payments to the OEFC equal to the amount of provincial tax payable by Hydro One Inc. under the Taxation Act, 2007.

Ontario Power Generation (OPG), Hydro One and municipal electricity utilities also make payments in lieu of additional municipal and school taxes to the OEFC. The Gross Revenue Charge (GRC) portion payable to OEFC is also recorded under electricity PILs.

The federal government remits to the province 35 per cent of the net taxes that it collects with respect to preferred share dividends paid by corporations with operations in Ontario.

The Estate Administration Tax is payable by the estate of a deceased person on the issuance of a certificate of appointment of an estate trustee (referred to as an “estate certificate”) by an Ontario court. For applications for an estate certificate made on or after January 1, 2020, there is no tax payable if the value of the estate is $50,000 or less. For estates valued over $50,000, the amount of tax is equal to $15 for each $1,000 (or part thereof) of the value of the estate exceeding $50,000. For applications made before January 1, 2020, the amount of tax is equal to $5 for each $1,000, or part thereof, of the first $50,000 of the value of the estate and $15 for each $1,000, or part thereof, of the value of the estate exceeding $50,000. If the value of the estate does not exceed $1,000, the estate is exempt from this tax.

Ontario levies a mining tax on profits in excess of $500,000 derived from the extraction of mineral substances raised and sold by operators of Ontario mines. The $500,000 annual deduction must be shared by associated corporations. The tax rate on taxable profit subject to mining tax is 10% for non-remote mines and 5% for remote mines. A mining tax exemption on up to $10 million of profit during an exempt period is available for each new mine. The exempt period for a new non-remote mine is three years and the exempt period for a new remote mine is 10 years. The mining tax exemption is also available for a major expansion of an existing non-remote mine. Mining tax does not apply to diamond mining. Diamonds are subject to a royalty on the value of a diamond mine’s output. The royalty rate is the lesser of 13% and the amount calculated on the value of output according to a graduated rate scale.

Provincial Land Tax is levied on land in areas without municipal organization at the rates prescribed by regulation. The rate that applies depends on which property class the land is classified as defined by the Assessment Act.

The Cannabis Excise Duty is imposed by the federal government on cannabis products, payable by the federal licensee that packages the cannabis products (typically the producer) or, in the case of imports, payable by the importer, owner or other person liable under the Customs Act (Canada). The federal government is responsible for the collection and administration of the tax. For dried cannabis flower, the excise duty rate is the greater of $1/gram or 10% of the federal licensee’s selling price for the packaged product when delivered to a purchaser, and for edibles, extracts and topicals, the excise duty rate is $0.01 per milligram of tetrahydrocannabinol (THC). Different rates apply for other product types. Ontario receives 75% of the excise duty collected on cannabis products intended for sale in Ontario, plus an additional sales tax adjustment of 3.9% on the federal licensee’s selling price.

Effective January 1, 2001, the existing property taxes and water rental charges paid by hydro-electric generating station owners and water power leaseholders were replaced with taxes and charges on the gross revenues of hydro-electric generating stations.

The Property Tax component payable to the OEFC is included as PILs on consolidation to the Province and the Property Tax component payable to the Province is reported under Taxation revenue. The Water Rental component of the GRC is included under Other Revenue – Royalties.

The Race Tracks Tax is levied at the rate of 0.5% on all wagers made in Ontario, and is collected and remitted to the Province by track operators.

The Mining Land Tax is a tax levied under the Mining Act, on lands or mining rights liable under the Act, at a rate of $4 per hectare per year.

DETAILS OF REVENUE – Continued

For the year ended March 31, 2022

	2022 $	2021 $
GOVERNMENT OF CANADA
Canada Health Transfer	16,730,071,440	16,206,062,095
Canada Social Transfer	6,002,910,000	5,814,833,000
Labour Market Development Agreement	768,422,198	741,361,740
Workforce Development Agreement	708,269,356	581,758,588
Home Care and Mental Health	581,481,725	484,604,654
Infrastructure Programs	561,757,689	768,813,390
Direct Transfers to Hospitals, School Boards and Colleges	438,917,719	458,612,807
Indian Welfare Services Agreement	332,843,464	318,070,263
Social Housing	305,394,117	338,188,310
Early Learning and Childcare	218,812,214	154,364,957
Bilingualism Development	121,146,170	115,989,795
Legal Aid - Criminal	93,279,487	86,188,478
Youth Criminal Justice	66,936,548	53,259,716
Canadian Agricultural Partnership	48,951,903	49,032,716
Student Assistance	25,065,561	28,740,989
Immigration Holds Agreement	8,288,903	5,732,345
Safe Restart Framework	—	5,094,542,000
COVID-19 Essential Workers Support Fund	—	1,129,036,821
Safe Return to Class Fund	—	763,340,000
Other	3,594,442,547	731,595,561

TOTAL GOVERNMENT OF CANADA	30,606,991,041	33,924,128,225

The Canada Health Transfer (CHT) is a federal block transfer that supports health care spending in the provinces and territories. Beginning in 2014–15, the CHT has been allocated to provinces and territories on an equal per capita basis. To receive CHT transfers, provinces and territories must comply with the principles of the Canada Health Act.

The Canada Social Transfer (CST) is a federal block transfer that supports provincial and territorial expenditures on post-secondary education, social assistance and social services, including early childhood development, and early learning and child care services. Beginning in 2007–08, the CST has been allocated to provinces and territories on an equal per capita basis. To receive CST transfers, provinces and territories cannot impose residency requirements in determining eligibility for social assistance to Canadian citizens, permanent residents, persons with a temporary resident permit, and refugee claimants waiting to receive permanent resident status.

The Safe Restart Agreement (SRA) provided one-time funding in 2020-21 for the safe re-opening of provincial and territorial economies in response to the COVID-19 pandemic. The seven priority spending categories agreed upon by provinces and territories were: testing, contract tracing and data management; health care system capacity; vulnerable populations; municipalities and transit, PPE, child care for returning workers; and a pan-Canadian sick leave program (federal delivery). The SRA agreement was finalized on September 16, 2020; Ontario provided an agreement letter to the federal government outlining its expenditure commitments for these seven sending categories. Ontario’s allocation of SRA funding for the 2020 agreement was received on September 30, 2020.

The COVID-19 Essential Workers Support Fund provided one-time funding in 2020-21 as part of the response to the pandemic. This funding supported Ontario’s temporary pandemic pay program for eligible frontline workers.

The Safe Return to Class Fund is a one-time federal transfer to provinces and territories to support various initiatives such as adaptation of learning spaces, improving air systems, increased hygiene measures, additional cleaning, procurement of Personal Protective Equipment, support for remote learning and health and safety training for staff. Funding under this agreement was provided in two phases. Ontario received the first payment in September 2020, following a letter from the Prime Minister confirming the federal commitment. Ontario received the second payment in January 2021, following a letter from the Premier to the federal government outlining completed spending for phase one and planned spending for phase two. The funding agreement was finalized in January 29, 2021.

The Labour Market Development Agreement (LMDA) provides funding to Ontario to support the design and delivery of employment and training programs to benefit insured participants (as defined in Part II of Canada’s Employment Insurance Act) and to fund support measures to help clients obtain employment, facilitate labour market partnerships and support research and innovation activities. The LMDA is an ongoing agreement. Funding secured through the 2017–18 renegotiation of the agreement is allocated until 2022.

Infrastructure funding to Ontario is provided through the Investing in Canada Infrastructure Program, agreement for the Investment in Affordable Housing, Post-Secondary Institutions Strategic Investment Fund, Building Canada Fund, Clean Water and Wastewater Fund, Public Transit Infrastructure Fund and other federal provincial infrastructure programs. These agreements support the construction, renewal, improvement and expansion of the Province’s physical capital, including roads, bridges, public transit, affordable housing and water systems.

The Workforce Development Agreement (WDA) funds training and skills development for Ontarians, including those in need of essential skills development, and programming for people with disabilities, youth, newcomers and adult learners. In 2020–21, additional one-time funding was provided to provinces and territories to offer Canadians the skills training and employment support they need, as part of COVID-19 recovery efforts. Funding is recorded in 2020-21 and 2021-22.

Targeted federal funding for access to home and community care and mental health and addictions services is provided to Ontario, beginning in 2017-18, over a 10-year period. This funding is guided by a Common Statement of Principles on Shared Health Priorities that all provinces and territories agreed on.

Direct Transfers to Hospitals, School Boards and Colleges (BPS Organizations) represent federal government funding to BPS Organizations for research, long term and complex hospital care for veterans, enhanced community care for Northern Ontario, Language Instruction for Newcomers to Canada (LINC), Employment Assistance, and post-secondary education programs.

Social Housing Agreement reimbursements are the federal portion of the cost of subsidizing low-rental housing programs. The Province receives funding from the Canada Mortgage and Housing Corporation (CMHC) to administer social housing in Ontario.

The Memorandum of Agreement Respecting Welfare Programs for Indians (Indian Welfare Services Agreement, 1965) is a bilateral cost-sharing agreement under which Canada reimburses Ontario for a portion of expenditures incurred to provide eligible social services to status First Nation individuals living on reserve (and off reserve for up to 12 months). The Agreement recognizes a shared Ontario-Canada commitment to make available to status First Nation individuals living on reserve, and to those who have moved off reserve for up to one year, eligible social services programs that are available to the population of the province not living on reserve. As this is a bilateral agreement between Canada and Ontario, First Nations are not signatories to the Agreement. The Agreement outlines a formula to determine Canada’s financial contribution for services in four program areas outlined in the Agreement, that are provided and funded by Ontario: child protection and child welfare prevention, child care, financial/employment assistance (Ontario Works) and homemakers and nurses services.

Through the Canada-Ontario Early Learning and Child Care Agreement, the federal government provides contributions to Ontario to further improve Ontario’s early learning and child care system.

Bilingualism Development reimbursements are the federal government’s portion of the costs of providing services in both official languages and of providing adequate educational facilities for teaching the second official language. The federal government also contributes to Ontario’s initiatives in French-language schools, such as the establishment of administrative structures in new French-language school boards, and initiatives designed to improve the achievements of French-language students.

Legal Aid payments are the federal government’s contribution to assist in providing legal aid services to economically disadvantaged people in serious criminal matters and proceedings under the Youth Criminal Justice Act. They also help ensure that certain minimum standards of legal aid are maintained in accordance with the Agreement Respecting Legal Aid in Criminal Law, the Youth Criminal Justice Act and immigration and refugee matters.

Youth justice programs are ongoing and mandated under the federal Youth Criminal Justice Act. Programs are delivered by the Ministry of Children, Community and Social Services and/or Transfer Payment Partners. As the administration of justice is a joint responsibility between the federal government and the provinces and territories, a portion of the Ontario expenditures are submitted for funding support through a Contribution Agreement with federal Department of Justice on an annual basis.

The Canadian Agricultural Partnership (CAP) is a five-year federal-provincial-territorial commitment to support Ontario’s agri-food and agri-products sectors that focuses on the key priority areas of economic development, environmental stewardship, and protection and assurance. CAP came into effect on April 1, 2018 and replaced Growing Forward 2.

Student Assistance includes the Canada Student Grant for Services and Equipment for Students with Permanent Disabilities and the administration of Canada Student Loans Program.

The Immigration Holds Agreement represents reimbursement by the federal government for the cost of detaining people awaiting an immigration examination, inquiry or removal.

Other payments from the federal government included, among others:

a)

Funding to support sector-specific services covered under different agreements, such as the First Nation Policing Agreement, Biology Casework Analysis Contribution Program Agreement for DNA testing, Veteran Priority Access Beds Agreement, Firearms Control Agreement, Exchange of Services Agreement, and Canadian Families Justice Fund for family law services;

b)	Annual subsidies under the Constitution Act, 1907;

c)	Interest on the Common School Fund.

d)	One-time in-kind PPE support.

e)	One-time funding through the Canada-Ontario Bilateral Agreement for Pan-Canadian Virtual Care Priorities in Response to COVID-19.

FEES, DONATIONS AND OTHER REVENUES FROM HOSPITALS, SCHOOL BOARDS AND COLLEGES (BPS)	2022 $	2021 $
Hospitals	4,411,754,450	3,510,470,852
School Boards	1,239,189,502	1,112,960,678
Colleges	4,036,744,607	3,166,569,088

TOTAL FEES, DONATIONS AND OTHER REVENUES FROM HOSPITALS, SCHOOL BOARDS AND COLLEGES (BPS)	9,687,688,559	7,790,000,618

Fees, Donations and Other Revenues from Hospitals, School Boards and Colleges (BPS Organizations) represent third-party revenues that BPS Organizations received from the public such as patient fees, tuition fees, ancillary services, donations and other revenues from non-provincial sources.

	2022	2021
INCOME FROM GOVERNMENT ENTERPRISES	$	$
Liquor Control Board of Ontario	2,543,284,000	2,538,395,000
Ontario Power Generation Inc	1,672,000,000	1,175,000,000
Ontario Lottery and Gaming Corporation	1,561,401,000	358,738,000
Hydro One Limited	478,444,524	868,417,958
Ontario Cannabis Retail Corporation	186,094,654	68,431,424

TOTAL INCOME FROM GOVERNMENT ENTERPRISES	6,441,224,178	5,008,982,382

Income from Government Enterprises represents amounts received by the Province from government business enterprises.

The Ontario Lottery and Gaming Corporation (OLG) conducts and manages gaming on behalf of the Province of Ontario, including: lottery, casinos, electronic bingo, and its internet gaming site OLG.ca. Private service providers have taken over daily operations of most of OLG casinos in order to optimize revenue and increase operational efficiencies. OLG continues to integrate horse racing into its gaming strategy, including the administration of ongoing funding.

Liquor Control Board of Ontario (LCBO) is responsible for the importation, distribution and sale of alcohol in Ontario in an efficient and socially responsible manner. Its retail network includes more than 660 retail stores, and almost 400 agency stores as well as online sales through LCBO.com. LCBO is the exclusive wholesaler for up to 450 grocery stores and services, and is a wholesaler to licensed bars and restaurants. Its net income is generated from the sale of beer, wine and spirits products.

Hydro One Incorporated (now a subsidiary of Hydro One Limited) and Ontario Power Generation Incorporated (OPG) were created as part of the restructuring of the former Ontario Hydro. The Province’s proportional share of net income from Hydro One Limited (and previously Hydro One Inc.) and the net income from OPG are consolidated in the Province’s finances. OPG revenue is derived primarily from the sale of electricity from its generating stations. Hydro One revenue is derived primarily from the transmission and distribution of electricity.

Ontario Cannabis Retail Corporation (OCRC), operating as the Ontario Cannabis Store (OCS), is the provincial online retailer of recreational cannabis and the exclusive wholesaler of recreational cannabis to the Province’s authorized private retail stores. Its net income is generated from the sale of recreational cannabis.

	2022 $	2021 $
OTHER REVENUE
Sales and Rentals	1,046,205,245	679,911,924

Fees, Licences and Permits:
Vehicle and Driver Registration Fees	33,009,318	1,951,738,656
Other Fees and Licences:
Personal Property Security Act	54,160,526	60,647,210
Companies – Incorporations	30,837,990	31,028,045
Local Registrars	12,010,872	18,627,813
Gaming Revenues	3,123,904	1,817,239
Drive Clean	1,889,265	1,191,705
Other	850,254,458	680,722,636

Total Fees, Licences and Permits	985,286,333	2,745,773,304

Royalties:
Gross Revenue Charge - Water Rental Component	113,365,597	120,282,161
Teranet - Polaris Royalties	51,783,812	46,469,882
Crown Charges – Forestry	235,894,888	122,347,149
Other Royalties	67,322,980	70,037,428

Total Royalties	468,367,277	359,136,620

Recovery of Prior Years’ Expenditures	1,430,396,104	887,648,164

Reimbursement of Expenditures	1,232,886,718	1,276,812,940

Miscellaneous:
Independent Electricity System Operator Revenue	221,893,580	222,620,154
Fines and Penalties	68,730,726	48,675,102
Power Supply Contract Recoveries	66,760,000	116,000,000
Net Reduction of Power Purchase Contracts	5,000,000	28,000,000
Other	1,126,399,545	921,803,700

Total Miscellaneous	1,488,783,851	1,337,098,956

TOTAL OTHER REVENUE	6,651,925,528	7,286,381,908

Sales and Rentals includes proceeds from the disposal of real property, supplies and equipment, rental of real property, leasing of Crown land and sales of goods and services provided by Provincial institutions.

Vehicle and Driver Registration fees include vehicle registration, carrier, and driver fees. Vehicle registration fees are for the authorization to operate a motor vehicle on a public road. For heavy commercial vehicles the current fee ranges from $265.25-$4,693.00. Fees for passenger vehicles and light commercial vehicles weighing 3,000 kilograms or less, motorcycles and mopeds were eliminated. Refunds for validations were provided to all individually owned passenger and light commercial vehicles weighting 3,000 kilograms or less, motorcycles, and mopeds back to March 2020. Driver fees consist primarily of driver license renewals.

Personal Property Security Registration service fees are remittances for the registration of security interests and searches of personal property pledged as collateral to secure a loan. The fees are collected at the time of registration or search.

Companies’ service fees are remittances for registration and search services pertaining to corporations, limited partnerships and other unincorporated entities. The fees are collected at the time of registration or search.

Gaming-related fees collected by the Alcohol and Gaming Commission of Ontario include fees for registering operators, gaming-related and non-gaming-related suppliers, trade unions and gaming employees of gaming sites for the charitable, commercial and iGaming sectors. Also included are fees for issuing lottery licenses to eligible charitable and/or religious organizations.

Effective January 1, 2001, holders of water power leases are required to pay a water rental charge calculated at a rate of 9.5 per cent on gross revenues from the annual generation from hydro-electric-generating stations. This is the Gross Revenue Charge - Water Rental component referenced on page 1-5.

Teranet – Polaris Royalties - The Province completed the sale of its 50% ownership in Teranet in 2003-04. In 2010-11 the Province negotiated an extension to the original Teranet agreement, resulting in a 50-year extension beyond the original term. $1 billion in cash was received from Teranet in 2010-11 for it to retain exclusive rights related to the operation of the electronic land registration system. This amount is represented as deferred royalties to be amortized over a 56-year period from fiscal 2011-12 to 2066-67. The annual amortization for the extension is $18 million.

As negotiated in the extension agreement between Teranet and the Province, effective for the period starting from April 1, 2017, Teranet resumed making royalty payments to the Province. The royalty payment is based on a percentage of various eligible Teranet revenues and is paid quarterly. The royalty stream is to be in place until the end of Teranet’s exclusive licence term in 2067.

In 2021-22, the Province reported a total of $51.8 million ($46.5 million in 2020-21) in royalty revenue from Teranet.

Crown Charges – Timber royalties are remittances for the harvesting of Crown timber on Crown land or when timber rights are reserved to the Crown on patent land. Crown charges are typically charged on a per cubic metre basis related to the tree species, end products produced and harvest volume. A base price per cubic metre, adjusted annually, is established as a minimum price. The minimum price for most harvested timber during 2021-2022 was set at $4.85, or $0.64 or zero (for bioproducts only) per cubic metre depending on the tree species and commodity group. The $0.64 per cubic metre rates were assessed on timber species that are in over-supply due to relatively low market value, have limited application, and/or are harvested primarily for forest improvement purposes. A residual value price, based on a percentage of the difference between the cost of manufacturing and the selling price of the forest product, is also assessed. This component based on commodity market prices is adjusted monthly and varied from $0.00 to $74.68 per cubic metre, depending on different species groups and product sectors.

Beginning in 2006, funds for the Forest Resource Inventory (FRI) have been collected through the stumpage system. In 2021-2022 the FRI rate was set at either $2.50 or $0.64, depending on species group and end-use, and set aside in the Forestry Futures Trust fund account for FRI expenses, until a targeted $10 million contribution to the FRI account is achieved. After reaching the intended $10 million level, the FRI charge is set to zero.1 The FRI collection results in no net effect to the forest industry with respect to stumpage charges, as the minimum price is reduced an equivalent amount to FRI charges, while FRI charges are being collected.

Recovery of Prior Years’ Expenditures represents monies recovered subsequent to the fiscal year-end in which the related expenditures were made. These receipts represent amounts, which, except for the timing of the recovery, would have been classified as expenditure refunds.

Reimbursements of expenditures are repayments of expenses incurred by the government under formal agreement, understanding or arrangement that the expenses will be recovered in whole or in part.

Fines and Penalties are remittances for infractions of laws, regulations and rules.

Revenues under “Power Supply Contract Recoveries” arise from the reselling of power and recovery from electricity consumers of the cost of power supply agreements of the OEFC, the legal continuation of the former Ontario Hydro.

Power purchase contracts were entered into by the former Ontario Hydro with non-utility generators (NUGs) located in Ontario. As the legal continuation of Ontario Hydro, as of April 1, 1999, the OEFC is the counterparty to these contracts. The contracts provide for the purchase of power at prices that were expected to be in excess of market prices. Accordingly, a power purchase contract liability was recorded on a discounted cash-flow basis. Under legislated reforms to the electricity market, OEFC began receiving actual contract prices for power from ratepayers, effective January 1, 2005, and no longer incurs losses on these power purchase contracts. At that time, the decision was made to amortize the liability to revenue over the period when most existing electricity contracts expire with the liability fully eliminated in fiscal 2021–22.

The Net Reduction of Power Purchase Contracts represents the effective elimination over time of the power purchase contract liability. The amount reflects the deduction for estimated in-year losses used to calculate the liability prior to the legislated reforms to the electricity market that effectively eliminated over time the power purchase liability.

The Independent Electricity System Operator (IESO) was established by the Electricity Act, 1998. It operates independently as a non-profit corporation without share capital. Licensed by the Ontario Energy Board (OEB), it reports to the legislature through the Ministry of Energy. The IESO directs the operation and maintains the reliability of the province’s power system. The IESO balances demand for electricity against available supply through the wholesale market and directs the flow of electricity across the transmission system. IESO’s revenue is derived primarily from OEB-approved fees for each megawatt of electricity withdrawn from the IESO-controlled grid.

	2022	2021
TOTAL REVENUES	$185,062,585,761	$164,892,836,021

[1]	The only exception to this rule is bioproducts sector, for which FRI is collected at the rate of $0.59/m3 throughout the fiscal year.

SUMMARY OF REVENUE BY MAIN

For the year ended

Ministry	Taxation $	Government of Canada $	Income from Government Enterprises $	Reimbursement of Expenditures $	Fees, Licences and Permits $	Sales and Rentals $
Agriculture, Food and Rural Affairs	—	49,991,639	—	53,747	439,155	52,000,000
Assembly, Office of the	—	—	—	—	788	71,336
Attorney General	—	111,581,394	—	60,155,068	117,034,378	155,761
Cabinet Office	—	—	—	—	147	—
Chief Electoral Officer, Office of the	—	—	—	—	—	—
Children, Community and Social Services	—	465,707,292	—	(1,260,870)	988,229	—
Colleges and Universities	—	118,881,854	—	676,819	2,024,961	—
Economic Development, Job Creation and Trade	—	—	—	—	324,172	—
Education	—	677,084,114	—	—	865,632	—
Energy, Northern Development and Mines	1,974,037	16,133,744	300,825,953	250,018,230	5,241,439	6,426,405
Environment, Conservation and Parks	—	75,000	—	636,018	25,274,155	617
Finance	130,748,432,772	24,680,448,306	4,316,401,000	144,273,896	84,442,967	—
Francophone Affairs	—	1,400,000	—	—	—	—
Government and Consumer Services	—	66,827,191	—	655,305	134,301,886	200,795,013
Health	—	1,511,543,894	—	26,305,393	7,343,282	—
Heritage, Sport, Tourism and Culture Industries	—	6,908,431	—	—	129,126	250,027
Indigenous Affairs	—	—	—	—	1,068	—
Infrastructure	—	179,648,534	—	—	15	—
Labour, Training and Skills Development	—	1,258,114,852	—	253,812,291	17,241,972	7,200
Long-Term Care	—	479,056,184	—	—	31,725	—
Municipal Affairs and Housing	—	513,776,781	—	34,751,513	1,584,185	209,747
Natural Resources and Forestry	—	2,156,970	—	14,280,050	20,447,604	12,361,291
Ombudsman Ontario	—	—	—	—	—	—
Seniors and Accessibility	—	268,978	—	—	—	—
Solicitor General	—	62,425,086	—	449,893,531	28,858,124	158,735
Transportation	—	207,121,906	—	14,400	110,083,071	43,077,051
Treasury Board Secretariat	—	—	—	—	164	—
Total Ministries Before Consolidation	130,750,406,809	30,409,152,150	4,617,226,953	1,234,265,392	556,658,243	315,513,183
Consolidation and Other Adjustments	924,349,644	197,838,891	1,823,997,225	(1,378,673)	428,628,090	730,692,062

Per Consolidated Financial Statements	131,674,756,454	30,606,991,041	6,441,224,178	1,232,886,718	985,286,333	1,046,205,245

CLASSIFICATION AND MINISTRY

March 31, 2022

Royalties $	Recovery of Prior Years’ Expenditures $	Miscellaneous $	Ministry Total Before Consolidation $	Consolidation, Reclassification and Other Adjustments $	Post-Consolidated Results $	Ministry
—	5,616,979	4,073,812	112,175,332	241,061,967	353,237,299	Agriculture, Food and Rural Affairs
—	159,710	197,998	429,832	—	429,832	Assembly, Office of the
—	4,319,270	92,007,929	385,253,799	51,231,960	436,485,759	Attorney General
—	—	—	147	—	147	Cabinet Office
—	—	437,832	437,832	—	437,832	Chief Electoral Officer, Office of the
—	171,557,803	5,813,657	642,806,111	(3,620,868)	639,185,242	Children, Community and Social Services
—	77,580,549	3,479,177	202,643,360	4,086,458,352	4,289,101,712	Colleges and Universities
965,433	312,475,696	11,462,477	325,227,778	50,881,868	376,109,646	Economic Development, Job Creation and Trade
—	258,288,143	2,781,419	939,019,308	784,150,157	1,723,169,465	Education
7,060,128	12,292,998	4,931,060	604,903,994	2,141,333,249	2,746,237,243	Energy, Northern Development and Mines
—	934,705	17,813	26,938,308	358,211,345	385,149,652	Environment, Conservation and Parks
51,783,812	37,154,798	28,825,733	160,091,763,284	1,783,455,512	161,875,218,796	Finance
—	69,563	56	1,469,619	—	1,469,619	Francophone Affairs
—	10,610,751	114,223,072	527,413,219	(150,220,185)	377,193,034	Government and Consumer Services
—	407,750,629	470,868	1,953,414,065	4,589,524,503	6,542,938,568	Health
—	6,181,814	2,631	13,472,029	132,094,483	145,566,512	Heritage, Sport, Tourism and Culture Industries
—	6,125,400	146	6,126,613	—	6,126,613	Indigenous Affairs
—	5,311,393	451,290	185,411,232	72,598,411	258,009,643	Infrastructure
—	98,271,043	2,292,740	1,629,740,098	(16,252,355)	1,613,487,742	Labour, Training and Skills Development
—	21,175,735	—	500,263,644	(4,164,621)	496,099,023	Long-Term Care
—	19,235,146	148,983	569,706,356	6,520,604	576,226,960	Municipal Affairs and Housing
355,545,293	356,110	8,984,747	414,132,065	152,051,507	566,183,571	Natural Resources and Forestry
—	184,404	23,114	207,518	—	207,518	Ombudsman Ontario
—	1,554,241	169	1,823,388	—	1,823,388	Seniors and Accessibility
—	8,640,278	536,014	550,511,768	(1,028,151)	549,483,617	Solicitor General
—	266,660,681	10,434,898	637,392,008	446,909,416	1,084,301,423	Transportation
—	18,705,739	—	18705903	—	18,705,903	Treasury Board Secretariat
415,354,666	1,751,213,577	291,597,634	170,341,388,608			Total Ministries Before Consolidation
53,012,611	(320,817,474)	10,884,874,776		14,721,197,153		Consolidation and Other Adjustments

468,367,277	1,430,396,104	11,176,472,410			185,062,585,761	Per Consolidated Financial Statements

SUMMARY OF EXPENSES BY STANDARD

For the year ended

Ministry	Salaries and Wages $	Employee Benefits $	Transportation and Communication $	Services $	Supplies and Equipment $
Agriculture, Food and Rural Affairs	82,377,128	12,699,695	1,608,435	25,888,952	670,189
Assembly, Office of the	98,078,339	23,230,475	4,412,016	34,529,932	5,934,938
Attorney General	876,591,506	122,629,902	21,194,517	385,752,252	10,100,894
Auditor General, Office of the	16,078,606	4,122,301	155,040	4,919,437	567,467
Cabinet Office	30,165,321	4,028,667	311,448	1,978,017	240,697
Chief Electoral Officer, Office of the	11,539,257	2,823,897	8,505	691,311	32,446
Children, Community and Social Services	471,838,395	86,841,661	13,231,568	178,332,151	11,713,817
Colleges and Universities	34,976,075	4,860,161	669,067	24,603,805	102,275
Economic Development, Job Creation and Trade	60,057,533	8,383,806	678,699	36,641,802	192,894
Education	157,565,281	23,563,677	1,473,666	79,527,242	54,631,057
Energy, Northern Development and Mines	56,884,092	8,555,822	796,574	232,572,591	898,791
Environment, Conservation and Parks	178,736,960	28,531,855	2,318,581	79,309,804	14,454,346
Finance	111,393,018	17,207,586	2,307,351	188,205,437	1,887,332
Francophone Affairs	2,190,667	281,432	33,608	1,559,852	3,742
Government and Consumer Services	306,561,455	49,701,191	43,219,820	760,777,190	33,023,568
Health	294,999,855	50,395,272	10,987,653	547,703,518	234,496,999
Heritage, Sport, Tourism and Culture Industries	44,498,154	6,645,563	551,711	27,419,955	1,479,911
Indigenous Affairs	15,787,048	2,072,460	151,170	11,120,114	296,490
Infrastructure	16,692,399	2,180,937	82,420	21,591,610	22,967
Labour, Training and Skills Development	230,654,813	37,819,405	3,621,314	72,367,440	1,405,987
Lieutenant Governor, Office of the	1,310,823	137,905	28,560	138,247	35,155
Long-Term Care	43,339,927	6,919,723	1,239,320	13,274,939	114,760
Municipal Affairs and Housing	43,867,843	6,350,625	428,774	15,112,925	68,124
Natural Resources and Forestry	238,713,791	38,027,362	8,814,469	487,377,949	40,610,040
Ombudsman Ontario	12,914,532	3,045,225	195,278	4,128,733	595,429
Premier, Office of the	1,951,259	236,584	163,952	4,513	21,814
Seniors and Accessibility	14,668,317	1,980,497	130,596	2,808,971	55,073
Solicitor General	1,932,990,608	331,004,364	67,920,053	523,295,776	157,557,943
Transportation	220,456,702	38,287,139	5,646,002	678,638,229	29,841,284
Treasury Board Secretariat	162,331,081	2,701,104,053	994,203	41,304,962	482,913
	5,770,210,783	3,623,669,240	193,374,373	4,481,577,655	601,539,343
Expense Reclassification	138,009,907	13,726,941	75,123	(151,816,558)	4,586
Total Ministries Before Consolidation	5,908,220,690	3,637,396,182	193,449,496	4,329,761,098	601,543,929
Consolidation and Other Adjustments	41,932,790,904	10,893,337,535	385,085,213	9,303,600,790	9,946,504,962

Per Consolidated Financial Statements	47,841,011,594	14,530,733,717	578,534,709	13,633,361,888	10,548,048,891

*	Statutory expense has been allocated to the appropriate Standard Accounts. Recoveries of expenses by standard accounts are netted at the ministry level to reflect the Estimates structure.
**

Expenses are reclassified for the recoveries related to Seconded Legal Services (Ministry of Attorney General), Ontario Internal Audit (Ministry of Treasury Board Secretariat), Info. & Info. Tech. Cluster (Ministries of Education & Transportation) and Corporate I & IT, Ontario Shared Services, Enterprise Services Cluster and Government Services Cluster (Ministry of Government Services).

Note:  Numbers may not add due to rounding.

ACCOUNTS CLASSIFICATION AND MINISTRY*

March 31, 2022

Transfer Payments $	Other Transactions $	Ministry Total Before Consolidation $	Consolidation, Reclassification and Other Adjustments $	Per Consolidated Financial Statements $	Ministry
441,951,815	279,665	565,475,879	108,936,580	674,412,459	Agriculture, Food and Rural Affairs
307,514	—	166,493,213	(12,601,315)	153,891,898	Assembly, Office of the
527,250,150	159,194,698	2,102,713,919	(229,071,766)	1,873,642,153	Attorney General
13,500	—	25,856,350	(1,366,263)	24,490,087	Auditor General, Office of the
2,195,043	—	38,919,193	—	38,919,193	Cabinet Office
—	72,437,345	87,532,761	(1,357,538)	86,175,223	Chief Electoral Officer, Office of the
16,433,377,175	111,800,382	17,307,135,148	(230,540,957)	17,076,594,191	Children, Community and Social Services
6,436,193,078	63,746,563	6,565,151,023	4,044,987,909	10,610,138,932	Colleges and Universities
874,593,929	8,544,935	989,093,598	1,430,496	990,524,094	Economic Development, Job Creation and Trade
31,916,380,697	6,231,427	32,239,373,048	(731,894,838)	31,507,478,210	Education
6,933,894,950	361,286,194	7,594,889,014	196,604,597	7,791,493,612	Energy, Northern Development and Mines
64,291,665	13,755,445	381,398,655	322,613,633	704,012,288	Environment, Conservation and Parks
880,005,172	12,648,984,845	13,849,990,742	489,647,049	14,339,637,791	Finance
4,732,360	—	8,801,661	—	8,801,661	Francophone Affairs
25,461,813	71,271,436	1,290,016,474	712,207,342	2,002,223,816	Government and Consumer Services
65,121,897,994	54,003,276	66,314,484,566	7,065,054,644	73,379,539,210	Health
1,679,334,916	82,596	1,760,012,806	161,709,166	1,921,721,972	Heritage, Sport, Tourism and Culture Industries
212,435,585	—	241,862,867	(515,754)	241,347,113	Indigenous Affairs
878,560,981	—	919,131,313	121,817,397	1,040,948,710	Infrastructure
2,019,374,917	3,992,375	2,369,236,251	(447,525,704)	1,921,710,547	Labour, Training and Skills Development
—	156,502	1,807,192	—	1,807,192	Lieutenant Governor, Office of the
7,295,115,806	—	7,360,004,475	(5,010,122,764)	2,349,881,712	Long-Term Care
1,486,876,012	4,346,932	1,557,051,234	(109,571,814)	1,447,479,420	Municipal Affairs and Housing
94,040,394	26,441,730	934,025,735	(75,219,405)	858,806,330	Natural Resources and Forestry
—	—	20,879,197	(1,107,997)	19,771,200	Ombudsman Ontario
—	—	2,378,122	—	2,378,122	Premier, Office of the
96,247,012	26,169	115,916,634	—	115,916,634	Seniors and Accessibility
313,346,486	121,860,197	3,447,975,428	(283,275,970)	3,164,699,457	Solicitor General
7,370,942,320	1,210,780,014	9,554,591,690	(3,763,688,521)	5,790,903,170	Transportation
1,137,709	9,918,458	2,917,273,380	(45,463,391)	2,871,809,989	Treasury Board Secretariat
151,109,958,993	14,949,141,182	180,729,471,569	2,253,793,818	183,011,156,387
—	—	—	—		Expense Reclassification
151,109,958,993	14,949,141,182	180,729,471,569	—	—	Total Ministries Before Consolidation
(77,208,599,345)	7,001,073,759		2,253,793,818		Consolidation and Other Adjustments

73,901,359,647	21,950,214,940		—	183,011,156,387	Per Consolidated Financial Statements

1.	Total CRF Expenses reflect expenses subject to appropriation per ministry structure in place when the Estimates for 2021–22 were issued.

SUMMARY OF EXPENSES BY STANDARD ACCOUNT

For the year ended

Ministry	Salaries and Wages $	Employee Benefits $	Transportation and Communication $	Services $	Supplies and Equipment $
Agriculture, Food and Rural Affairs	82,377,128	12,699,695	1,608,435	25,888,952	670,189
Assembly, Office of the	98,078,339	23,230,475	4,412,016	34,529,932	5,934,938
Attorney General	876,591,506	122,629,902	21,194,517	385,752,252	10,100,894
Auditor General, Office of the	16,078,606	4,122,301	155,040	4,919,437	567,467
Cabinet Office	30,165,321	4,028,667	311,448	1,978,017	240,697
Chief Electoral Officer, Office of the	11,539,257	2,823,897	8,505	691,311	32,446
Children, Community and Social Services	471,838,395	86,841,661	13,231,568	178,332,151	11,713,817
Colleges and Universities	34,976,075	4,860,161	669,067	24,603,805	102,275
Economic Development, Job Creation and Trade	60,057,533	8,383,806	678,699	36,641,802	192,894
Education	157,565,281	23,563,677	1,473,666	79,527,242	54,631,057
Energy, Northern Development and Mines	56,884,092	8,555,822	796,574	21,875,417	539,655
Environment, Conservation and Parks	178,736,960	28,531,855	2,295,941	73,106,091	12,142,035
Finance	111,393,018	17,207,586	2,307,351	188,205,437	1,887,332
Francophone Affairs	2,190,667	281,432	33,608	1,559,852	3,742
Government and Consumer Services	306,561,455	49,701,191	43,191,291	655,926,845	33,023,568
Health	294,999,855	50,395,272	10,987,653	547,703,518	234,496,999
Heritage, Sport, Tourism and Culture Industries	44,498,154	6,645,563	551,711	12,635,317	1,063,643
Indigenous Affairs	15,787,048	2,072,460	151,170	11,120,114	296,490
Infrastructure	16,692,399	2,180,937	82,420	21,591,610	22,967
Labour, Training and Skills Development	230,654,813	37,819,405	3,621,314	72,367,440	1,405,987
Lieutenant Governor, Office of the	1,310,823	137,905	28,560	138,247	35,155
Long-Term Care	43,339,927	6,919,723	1,239,320	13,274,939	114,760
Municipal Affairs and Housing	43,867,843	6,350,625	428,774	15,112,925	68,124
Natural Resources and Forestry	238,713,791	38,027,362	8,762,374	268,255,823	33,533,351
Ombudsman Ontario	12,914,532	3,045,225	195,278	4,128,733	595,429
Premier, Office of the	1,951,259	236,584	163,952	4,513	21,814
Seniors and Accessibility	14,668,317	1,980,497	130,596	2,808,971	55,073
Solicitor General	1,932,990,608	331,004,364	67,920,053	498,491,794	157,365,025
Transportation	220,456,702	38,287,139	5,574,484	676,228,155	26,735,218
Treasury Board Secretariat	162,331,081	2,701,104,053	994,203	41,304,962	482,913
	5,770,210,783	3,623,669,240	193,199,590	3,898,705,602	588,075,954
Expense Reclassification**	138,009,907	13,726,941	75,123	(151,816,558)	4,586
Total Ministries Before Consolidation	5,908,220,690	3,637,396,182	193,274,713	3,746,889,044	588,080,541
Consolidation and Other Adjustments	41,932,790,904	10,893,337,535	385,085,213	9,646,610,672	9,946,504,962

Per Consolidated Financial Statements	47,841,011,594	14,530,733,717	578,359,926	13,393,499,716	10,534,585,502

*	Statutory expense has been allocated to the appropriate Standard Accounts. Recoveries of expenses by standard accounts are netted at the ministry level to reflect the Estimates structure.
**

Expenses are reclassified for the recoveries related to Seconded Legal Services (Ministry of Attorney General), Ontario Internal Audit (Ministry of Treasury Board Secretariat), Info. & Info. Tech. Cluster (Ministries of Education & Transportation) and Corporate I & IT, Ontario Shared Services, Enterprise Services Cluster and Government Services Cluster (Ministry of Government Services).

Note:  Numbers may not add due to rounding.

CLASSIFICATION AND MINISTRY – OPERATING*

March 31, 2022

Transfer Payments $	Other Transactions $	Ministry Total Before Consolidation $	Consolidation, Reclassification and Other Adjustments $	Per Consolidated Financial Statements $	Ministry
434,451,815	279,665	557,975,879	110,752,918	668,728,797	Agriculture, Food and Rural Affairs
307,514	—	166,493,213	(12,601,315)	153,891,898	Assembly, Office of the
527,250,150	57,026,402	2,000,545,623	(230,602,979)	1,769,942,644	Attorney General
13,500	—	25,856,350	(1,366,263)	24,490,087	Auditor General, Office of the
2,195,043	—	38,919,193	—	38,919,193	Cabinet Office
—	72,437,345	87,532,761	(1,357,538)	86,175,223	Chief Electoral Officer, Office of the
16,396,405,873	69,612,678	17,227,976,141	(222,945,606)	17,005,030,535	Children, Community and Social Services
6,216,505,575	56,977,179	6,338,694,137	3,770,275,501	10,108,969,638	Colleges and Universities
874,593,929	8,544,935	989,093,598	1,430,496	990,524,094	Economic Development, Job Creation and Trade
30,103,991,355	—	30,420,752,279	(487,495,971)	29,933,256,307	Education
6,869,064,484	(8,551)	6,957,707,492	211,568,269	7,169,275,761	Energy, Northern Development and Mines
42,771,899	82,325	337,667,106	320,987,787	658,654,893	Environment, Conservation and Parks
880,005,172	12,648,984,845	13,849,990,742	482,512,021	14,332,502,763	Finance
4,732,360	—	8,801,661	—	8,801,661	Francophone Affairs
23,405,121	53,034,773	1,164,844,244	530,194,885	1,695,039,130	Government and Consumer Services
63,558,817,061	37,565,847	64,734,966,205	6,493,462,451	71,228,428,655	Health
1,637,623,107	82,596	1,703,100,091	135,527,562	1,838,627,653	Heritage, Sport, Tourism and Culture Industries
205,869,059	—	235,296,340	(515,754)	234,780,586	Indigenous Affairs
199,206	—	40,769,539	119,505,717	160,275,255	Infrastructure
1,995,000,119	15,186	2,340,884,264	(425,075,449)	1,915,808,815	Labour, Training and Skills Development
—	156,502	1,807,192	—	1,807,192	Lieutenant Governor, Office of the
6,783,362,831	—	6,848,251,500	(4,498,369,789)	2,349,881,712	Long-Term Care
1,071,158,903	3,742,533	1,140,729,727	(2,064,902)	1,138,664,825	Municipal Affairs and Housing
89,182,154	10,681,086	687,155,940	128,743,694	815,899,634	Natural Resources and Forestry
—	—	20,879,197	(1,107,997)	19,771,200	Ombudsman Ontario
—	—	2,378,122	—	2,378,122	Premier, Office of the
96,247,012	26,169	115,916,634	—	115,916,634	Seniors and Accessibility
305,594,130	16,468,716	3,309,834,691	(184,135,378)	3,125,699,313	Solicitor General
1,341,159,408	35,898,746	2,344,339,851	632,409,103	2,976,748,953	Transportation
1,137,709	9,918,458	2,917,273,380	(45,463,391)	2,871,809,989	Treasury Board Secretariat
139,461,044,488	13,081,527,434	166,616,433,092	6,824,268,071	173,440,701,163
—	—	—	—		Expense Reclassification**
139,461,044,488	13,081,527,434	166,616,433,092	—	—	Total Ministries Before Consolidation
(67,718,117,129)	1,738,055,914		6,824,268,071		Consolidation and Other Adjustments

71,742,927,359	14,819,583,348		—	173,440,701,163	Per Consolidated Financial Statements

1.	Total CRF Expenses reflect expenses subject to appropriation per ministry structure in place when the Estimates for 2021–22 were issued.

SUMMARY OF EXPENSES BY STANDARD ACCOUNTS

For the year ended

Ministry	Salaries and Wages $	Transportation and Communication $	Services $	Supplies and Equipment $
Agriculture, Food and Rural Affairs	—	—	—	—
Attorney General	—	—	—	—
Children, Community and Social Services	—	—	—	—
Colleges and Universities	—	—	—	—
Education	—	—	—	—
Energy, Northern Development and Mines	—	—	210,697,174	359,136
Environment, Conservation and Parks	—	22,640	6,203,713	2,312,311
Finance	—	—	—	—
Government and Consumer Services	—	28,529	104,850,345	—
Health	—	—	—	—
Heritage, Sport, Tourism and Culture Industries	—	—	14,784,638	416,268
Indigenous Affairs	—	—	—	—
Infrastructure	—	—	—	—
Labour, Training and Skills Development	—	—	—	—
Long-Term Care	—	—	—	—
Municipal Affairs and Housing	—	—	—	—
Natural Resources and Forestry	—	52,095	219,122,127	7,076,689
Solicitor General	—	—	24,803,982	192,918
Transportation	—	71,519	2,410,075	3,106,066
Total Ministries Before Consolidation	—	174,783	582,872,054	13,463,389
Consolidation and Other Adjustments	—	—	(343,009,881)	—

Per Consolidated Financial Statements	—	174,783	239,862,172	13,463,389

*	Statutory expense has been allocated to the appropriate Standard Accounts. Recoveries of expenses by standard accounts are netted at the ministry level to reflect the Estimates structure.

Note:     Numbers may not add due to rounding.

CLASSIFICATION AND MINISTRY – CAPITAL*

March 31, 2022

Transfer Payments $	Other Transactions $	Ministry Total Before Consolidation $	Consolidation, Reclassification and Other Adjustments $	Per Consolidated Financial Statements $	Ministry
7,500,000	—	7,500,000	(1,816,338)	5,683,662	Agriculture, Food and Rural Affairs
—	102,168,296	102,168,296	1,531,213	103,699,509	Attorney General
36,971,302	42,187,705	79,159,007	(7,595,351)	71,563,656	Children, Community and Social Services
219,687,503	6,769,383	226,456,886	274,712,408	501,169,295	Colleges and Universities
1,812,389,342	6,231,427	1,818,620,769	(244,398,866)	1,574,221,903	Education
64,830,466	361,294,745	637,181,522	(14,963,672)	622,217,850	Energy, Northern Development and Mines
21,519,766	13,673,120	43,731,549	1,625,845	45,357,395	Environment, Conservation and Parks
—	—	—	7,135,028	7,135,028	Finance
2,056,692	18,236,663	125,172,230	182,012,457	307,184,687	Government and Consumer Services
1,563,080,933	16,437,429	1,579,518,362	571,592,194	2,151,110,555	Health
41,711,809	—	56,912,715	26,181,604	83,094,319	Heritage, Sport, Tourism and Culture Industries
6,566,527	—	6,566,527	—	6,566,527	Indigenous Affairs
878,361,775	—	878,361,775	2,311,680	880,673,455	Infrastructure
24,374,798	3,977,189	28,351,987	(22,450,255)	5,901,732	Labour, Training and Skills Development
511,752,975	—	511,752,975	(511,752,975)	—	Long-Term Care
415,717,109	604,398	416,321,507	(107,506,912)	308,814,595	Municipal Affairs and Housing
4,858,241	15,760,644	246,869,795	(203,963,098)	42,906,696	Natural Resources and Forestry
7,752,356	105,391,480	138,140,736	(99,140,593)	39,000,144	Solicitor General
6,029,782,912	1,174,881,268	7,210,251,839	(4,396,097,623)	2,814,154,216	Transportation
11,648,914,505	1,867,613,747	14,113,038,477	—	—	Total Ministries Before Consolidation
(9,490,482,216)	5,290,908,845		(4,542,583,253)		Consolidation and Other Adjustments

2,158,432,288	7,158,522,592		—	9,570,455,224	Per Consolidated Financial Statements

1.	Total Ministries’ Expenses reflect expenses subject to appropriation per ministry structure in place when the Estimates for 2021–22 were issued.

ONTARIO OPPORTUNITIES FUND

As at March 31, 2022

For the year ended March 31	2022	2021
Ontario Opportunities Fund
Contributions from Ontarians[1]	$180,832	$154,389

	$180,832	$154,389

1.	Represents money paid to the Province of Ontario for deficit/debt reduction

PUBLIC DEBT

Publicly Held Debt Summary

Publicly held debt is debt issued to the general public. As at March 31, 2022, the total publicly held debt issued was $424,749 million, $356,001 million of which was issued in Canadian dollars (includes $22,301 million of treasury bills), $44,858 million in U.S. dollars, $16,776 million in euros, $884 million in Swiss francs and $6,230 million in other currencies. The above Canadian dollars includes Ontario bonds of $5,362 million and treasury bills of $1,736 million held by the Province in cash equivalents and investments.

From April 1, 2022 through December 9, 2022, the Province announced public offerings of bonds and notes totaling approximately CAD 24.9 billion, for provincial purposes. The tables below provide a summary of the publicly held debt issued by the Province from April 1, 2022 to December 9, 2022.

Debt Issuances since 2021-22 - Fiscal Year End

(from April 1, 2022 to December 9, 2022)

DEBT ISSUED BY THE PROVINCE FOR PROVINCIAL PURPOSES

Series	Date of Issue	Date of Maturity	Rate (%)	Funds	Principal	References
DMTN252	May 5, 2022	December 2, 2052	2.550	Canadian$	1,000.0	(2	) (4)
DMTN254	May 9, 2022	June 2, 2032	3.750	Canadian$	750.0	(2	) (5)
DMTN252	May 17, 2022	December 2, 2052	2.550	Canadian$	600.0	(2	) (4)
DMTN254	May 19, 2022	June 2, 2032	3.750	Canadian$	750.0	(2	) (5)
G92	May 19, 2022	May 19, 2027	3.100	US$	2,250.0	(2	) (6)
EMTN126	May 26, 2022	May 26, 2026	2.250	GBP	500.0	(3	) (7)
DMTN255	May 30, 2022	December 2, 2053	3.750	Canadian$	600.0	(2	) (8)
DMTN255	June 9, 2022	December 2, 2053	3.750	Canadian$	1,000.0	(2	) (8)
DMTN254	June 10, 2022	June 2, 2032	3.750	Canadian$	750.0	(2	) (5)
DMTN254	June 17, 2022	June 2, 2032	3.750	Canadian$	750.0	(2	) (5)
DMTN255	June 21, 2022	December 2, 2053	3.750	Canadian$	750.0	(2	) (8)
DMTN255	June 27, 2022	December 2, 2053	3.750	Canadian$	900.0	(2	) (8)
DMTN256	July 11, 2022	March 8, 2028	3.600	Canadian$	1,000.0	(2	) (9)
DMTN255	July 20, 2022	December 2, 2053	3.750	Canadian$	600.0	(2	) (8)
DMTN254	August 4, 2022	June 2, 2032	3.750	Canadian$	750.0	(2	) (5)
DMTN255	August 15, 2022	December 2, 2053	3.750	Canadian$	700.0	(2	) (8)
DMTN254	August 22, 2022	June 2, 2032	3.750	Canadian$	1,250.0	(2	) (5)
DMTN255	September 8, 2022	December 2, 2053	3.750	Canadian$	900.0	(2	) (8)
DMTN255	September 29, 2022	December 2, 2053	3.750	Canadian$	1,000.0	(2	) (8)
DMTN251	October 7, 2022	November 1, 2029	1.550	Canadian$	1,000.0	(2	) (10)
DMTN254	October 18, 2022	June 2, 2032	3.750	Canadian$	750.0	(2	) (5)
DMTN256	November 18, 2022	March 8, 2028	3.600	Canadian$	1,250.0	(2	) (9)
DMTN255	November 22, 2022	December 2, 2053	3.750	Canadian$	1,150.0	(2	) (8)
DMTN254	November 24, 2022	June 2, 2032	3.750	Canadian$	800.0	(2	) (5)
DMTN255	December 1, 2022	December 2, 2053	3.750	Canadian$	600.0	(2	) (8)
DMTN254	December 5, 2022	June 2, 2032	3.750	Canadian$	850.0	(2	) (5)
DMTN255	December 8, 2022	December 2, 2053	3.750	Canadian$	750.0	(2	) (8)

References

(1)	Interest is paid quarterly
(2)	Interest is paid semi-annually
(3)	Interest is paid annually
(4)	DMTN252: During the fiscal year 2022-23, the Series DMTN252 was re-opened, bringing the total issue size to $8,250 million.
(5)	DMTN254: During the fiscal year 2022-23, the Series DMTN254 was issued for a total of $7,400 million.
(6)	G92: The Province entered into currency exchange agreements that effectively converted 2,250 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.29684
(7)

EMTN126: The Province entered into currency exchange agreements that effectively converted 500 million of these Great Britain Pound obligations to Canadian dollar obligations at an exchange rate of 1.60170

(8)	DMTN255: During the fiscal year 2022-23, the Series DMTN255 was issued for a total of $8,950 million.
(9)	DMTN256: During the fiscal year 2022-23, the Series DMTN256 was issued for a total of $2,250 million.
(10)	DMTN251: During the fiscal year 2022-23, the Series DMTN251 was re-opened, bringing the total issue size to $5,500 million

ISSUES OF LONG TERM DEBT

For the year ended March 31, 2022

This schedule details the borrowing transactions during the year, which served to increase the outstanding debt of the Province. The year-end balance in the liability accounts is provided on the following pages together with some explanatory information.

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN241	2.30	September 8, 2024	750,000,000
DMTN246	1.90	December 2, 2051	5,050,000,000
DMTN249	2.15	June 2, 2031	8,850,000,000
DMTN250	1.35	September 8, 2026	1,250,000,000
DMTN251	1.55	November 1, 2029	4,500,000,000
DMTN252	2.55	December 2, 2052	6,650,000,000
DMTN253	2.25	December 2, 2031	6,350,000,000

			33,400,000,000

INCREASE IN PUBLIC DEBT CANADIAN DOLLAR BORROWING			33,400,000,000

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
ADI6	3.20	October 12, 2028	35,000,000
ADI9	2.50	December 10, 2031	36,000,000
ADI10	2.60	December 10, 2032	36,000,000

			107,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $0.91648			98,062,900

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G89	1.05	April 14, 2026	3,000,000,000
G90	1.80	October 14, 2031	1,000,000,000
G91	2.125	January 21, 2032	1,500,000,000

			5,500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.25779			6,917,840,000

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN EUROS
EMTN123	0.25	June 9, 2031	1,000,000,000
EMTN124	0.76	December 3, 2046	160,000,000
EMTN125	0.70	December 9, 2041	75,000,000

			1,235,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.47349			1,819,758,132

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN EUROPE IN SWISS FRANCS
EMTN122	0.05	May 12, 2033	250,000,000

			250,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.37304			343,260,000

INCREASE IN FOREIGN CURRENCY BORROWING			9,178,921,032

ISSUES OF LONG TERM DEBT - Continued

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
	Foreign exchange differences on translating foreign currency denominated debt into Canadian dollars		(101,408,021)
	Adjustment for Consumer Price Index (CPI) for real return bonds		121,869,960

	ISSUES OF PROVINCIAL PURPOSE DEBT		42,599,382,971
	Net consolidation and other adjustments – Other Government Organizations		0

	ISSUE OF PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS		42,599,382,971
	Issues and/or revaluation of Debt for Ontario Electricity Financial Corporation		46,263,000

	TOTAL ISSUES OF LONG-TERM DEBT		42,645,645,971

RETIREMENT OF LONG TERM DEBT

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
Canada Pension Plan Investment Board:
CP689	6.45	July 3, 2021	60,000,000
CP690	6.47	August 7, 2021	63,500,000
CP691	6.22	September 4, 2021	87,494,000
CP693	6.23	March 11, 2022	120,000,000

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
NON-PUBLIC DEBT (Cont’d)
Canada Mortgage and Housing Corporation:
CMHC	9.75 to 15.75	April 1, 2021 to March 31, 2022	66,467
CMHC	6.089	January 3, 2022	23,943,054
Ontario Immigrant Investor Corporation:
OIIC 182	1.51	April 22, 2021	132,824
OIIC 183	1.318	May 21, 2021	279,870
OIIC 184	1.25	June 23, 2021	845,629
OIIC 185	1.212	July 23, 2021	139,935
OIIC 186	1.297	September 23, 2021	139,935
OIIC 187	1.344	October 22, 2021	139,935
OIIC 188	1.709	February 23, 2022	149,819

RETIREMENT OF NON-PUBLIC DEBT			356,831,468

RETIREMENT OF LONG TERM DEBT

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
DMTN207	4.00	May 7, 2021 to June 2, 2021	8,915,000,000
DMTN180	4.50	June 2, 2021	75,000,000
DMTN233	3M CBA	October 27, 2021	1,200,000,000
DMTN232	1.35	March 8, 2022	6,750,000,000

			16,940,000,000

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
ONTARIO SAVINGS BONDS
1995	Various	March 1, 2000	51,200
1996	Various	June 21, 2001	5,000
1997	Various	June 21, 2000 to June 21, 2004	3,900
1998	Various	June 21, 2001 to June 21, 2005	22,600
1999	Various	June 21, 2002 to June 21, 2006	39,000
2000	Various	June 21, 2003 to June 21, 2007	3,700
2001	Various	June 21, 2004 to June 21, 2008	287,100
2002	Various	June 21, 2005 to June 21, 2009	55,800
2003	Various	June 21, 2006 to June 21, 2010	122,500
2004	Various	June 21, 2007 to June 21, 2011	294,500
2005	Various	June 21, 2008 to June 21, 2012	67,100
2006	Various	June 21, 2009 to June 21, 2013	63,900
2007	Various	June 21, 2010 to June 21, 2014	284,800
2008	Various	June 21, 2011 to June 21, 2015	43,500
2009	Various	June 21, 2012 to June 21, 2016	1,113,600
2010	Various	June 21, 2013 to June 21, 2020	2,027,800
2011	Various	June 21, 2014 to June 21, 2021	21,970,200
2012	Various	June 21, 2015 to June 21, 2022	447,500
2013	Various	June 21, 2016 to June 21, 2023	217,900
2014	Various	June 21, 2017 to June 21, 2024	934,100
2015	Various	June 21, 2018 to June 21, 2025	318,600
2016	Various	June 21, 2019 to June 21, 2026	6,679,900
2017	Various	June 21, 2020 to June 21, 2027	1,127,400
2018	Various	June 21, 2021 to June 21, 2028	8,947,100

			45,128,700

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
G67	2.50	September 10, 2021	2,000,000,000
G74	2.40	February 8, 2022	2,500,000,000

			4,500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.30933			5,892,000,000

TOTAL RETIREMENT OF PUBLICLY HELD FOREIGN CURRENCY DEBT			5,892,000,000

RETIREMENT OF LONG TERM DEBT - Continued

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
	Contribution to and return on Sinking Fund of School Board Trust Debt		21,762,293

	RETIREMENT OF PROVINCIAL PURPOSE DEBT		23,255,722,461
	Net consolidation and other adjustments – Other Government Organizations		132,212,108

	RETIREMENT OF PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS		23,387,934,569
	Retirement of Debt Issued for Ontario Electricity Financial Corporation		1,804,461,000

	TOTAL RETIREMENT OF LONG-TERM DEBT		25,192,395,569

NET CHANGE IN SHORT TERM DEBT

For the year ended March 31, 2022

Series	Interest Rate	Date of Maturity	Par value
	%		$
Provincial purpose
Treasury bills			(1,735,496,000)
U.S. Commercial Paper			1,734,998,356

			(497,644)
Ontario Electricity Financial Corporation
Treasury bills			950,000

			950,000
Net Consolidation and other adjustments – Other Government Organization			(61,741,002)

TOTAL NET INCREASE/(DECREASE) IN SHORT-TERM DEBT			(61,288,646)

SUMMARY OF DEBT OUTSTANDING

As at March 31, 2022

	2022	2021
	$	$
Debt Issued for Provincial Purposes:
Canada Pension Plan Investment Board	8,146,753,000	8,477,747,000
Ontario Immigrant Investor Corporation	149,819	1,977,766
Canada Mortgage and Housing Corporation (CMHC)	42,442,296	66,451,817

TOTAL NON-PUBLIC DEBT	8,189,345,115	8,546,176,583

Public Investors	384,730,685,781	364,972,129,369
Ontario Savings Bonds	225,660,000	270,788,700
Treasury Bills	22,017,999,000	23,753,495,000
U.S. Commercial Paper	1,734,998,356	—

TOTAL PUBLICLY-HELD DEBT	408,709,343,137	388,996,413,069

School Board Trust Debt	538,805,848	560,568,141

TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	417,437,494,100	398,103,157,793
Net Consolidation and Other Adjustments	1,575,135,815	1,769,088,924

TOTAL PROVINCIAL PURPOSE DEBT AFTER NET CONSOLIDATION AND OTHER ADJUSTMENTS	419,012,629,915	399,872,246,717

Debt Issued for Ontario Electricity Financial Corporation (OEFC):
Canada Pension Plan Investment Board	38,130,000	211,091,000
Public Investors	10,069,287,357	10,110,324,911
Treasury Bills	653,940,000	652,990,000

TOTAL DEBT ISSUED FOR OEFC	10,761,357,357	10,974,405,911
Direct OEFC Debt	3,741,370,000	5,287,870,000

TOTAL OEFC DEBT	14,502,727,357	16,262,275,911

TOTAL CONSOLIDATED DEBT	433,515,357,272	416,134,522,628

Less: Holdings of own Ontario Bonds and T-Bills	(7,098,261,000)	(11,122,585,000)

REVISED TOTAL CONSOLIDATED DEBT	426,417,096,272	405,011,937,628

Debt Issued for Investment Purposes*:
Ontario Power Generation Inc.	5,126,000,000	5,126,000,000
Hydro One Inc.	1,677,516,013	1,677,516,013

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES	6,803,516,013	6,803,516,013

*	Debt Issued for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

SUMMARY OF DEBT OUTSTANDING - Concluded

As at March 31, 2022

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on capital market rates at the time of roll over.

The Ontario Immigrant Investor Corporation (OIIC) is an operational enterprise of the Ontario Government incorporated on April 30, 1999 under the Development Corporations Act. The corporation was established to act as Province’s receiving vehicle for immigrant investor monies under the federal government’s Immigrant Investor Program (IIP). The Ontario Financing Authority manages these monies under an investment management agreement with the OIIC, and the OFA invests these funds received from the IIP in Ontario’s bonds.

The Canada Mortgage and Housing Corporation (CMHC) has accepted serial debentures issued by the Province in return for financing a significant proportion of the construction cost of Provincially-owned waste control facilities. The interest rate is based on the rate for the Government of Canada long-term Canadian public borrowing cost at the time that the Corporation agreed to participate in the project. Debt includes $42.4 million of CMHC debt transferred from the Ontario Municipal Housing Corporation (OMHC) upon OMHC’s dissolution in FY2020–21.

The Province of Ontario has issued to public investors in the capital market bonds denominated in Canadian dollar, United States dollar, Australian dollar, Euro, Swiss franc, and UK pound sterling.

Ontario Savings Bonds (OSBs) were first issued in 1995. OSBs are retail bonds sold by the Province to the residents of Ontario. The bonds are issued once a year and are available for sale through most financial institutions. There are three types of bonds: Variable-Rate Bonds, Step-Up Bonds and Fixed-Rate Bonds. All are available with annual or compound interest. The issuance of new OSBs was discontinued in 2019.

Under the Treasury Bill financing program, non-interest bearing Treasury Bills, with various maturities up to three years, are sold by tender on a regular basis.

U.S. Commercial Paper issues are non-interest bearing debt with maturities up to 270 days.

A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

Net consolidation and other adjustments include third party debt issued by other government organizations after elimination of Provincial debt held by these organizations.

Debt Issued for OEFC: The Province, on behalf of Ontario Electricity Financial Corporation (OEFC), borrows from the Canada Pension Investment Board and issues debentures and treasury bills in the public markets. The proceeds of all such borrowings are advanced to OEFC in exchange for bonds and short term notes with like terms and conditions.

Debt issued for Investment Purposes: On April 1, 1999, under the Energy Competition Act, five corporations, together with their subsidiaries, were formed from the former Ontario Hydro. Ontario Power Generation Inc. (OPG) and Hydro One Inc. are two of these five corporations. In order for OPG and Hydro One Inc. to have capital structures competitive with those of other industry participants, the two companies entered into a debt-for-equity swap with the Province of Ontario. The Province assumed $8,885 million of the debt issued by the two corporations in exchange for $5,126 million in equity from OPG and $3,759 million in equity from Hydro One Inc. The change in the value of the debt issued for investment purposes related to Hydro One Inc. is the result of the use of proceeds from the sale of Hydro One common shares in 2015-16, 2016-17 and 2017-18.

OUTSTANDING DEBT

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR PROVINCIAL PURPOSES
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
To Canada Pension Plan Investment Board:
Year ending March 31
2024	2004	CPP	5.26 to 5.97	688,007,000
2025	2005	CPP	5.15 to 5.79	1,133,182,000
2026	2006	CPP	4.67 to 5.19	574,612,000
2031	2009	CPP	4.79	43,880,000
2032	2009	CPP	4.75	52,000,000
2036	2006-2014	CPP	3.41 to 4.73	725,953,000
2037	2007	CPP	4.50 to 4.76	351,269,000
2038	2008-2017	CPP	2.64 to 4.68	375,952,000
2039	2009	CPP	4.70 to 5.48	493,439,000
2040	2010-2012	CPP	4.36 to 5.03	1,179,395,000
2041	2011	CPP	4.20 to 4.86	799,613,000
2042	2012	CPP	4.23 to 4.56	954,179,000
2043	2013	CPP	3.36 to 3.62	775,272,000

				8,146,753,000	(3)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
To Ontario Immigrant Investor Corporation:
Year ending March 31
2023	2018	OIIC189	2.015	149,819

				149,819	(4)

To Canada Mortgage and Housing Corporation:
Year ending March 31
2023	1999	CMHC	6.089	6,037,989
2024	1999	CMHC	6.089	9,493,593
2025	1999	CMHC	6.089	11,723,444
2026	1999	CMHC	6.089	6,258,013
2027	1999	CMHC	6.089	7,604,978
2028	1999	CMHC	6.089	1,324,279

				42,442,296	(5)

TOTAL NON-PUBLIC DEBT				8,189,345,115

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2022	November 8, 2011	DMTN212	3.15	11,771,700,000
June 27, 2022	June 27, 2017	DMTN235	3M CBA + 0.15	1,601,500,000	(6)
July 13, 2022	July 13, 1992	HC	9.50	1,590,438,000
June 2, 2023	November 6, 2012	DMTN215	2.85	9,322,700,000
August 21, 2023	August 21, 2018	DMTN239	3M CBA + 0.05	2,650,000,000	(6)
September 8, 2023	September 8, 1993	HP	8.10	940,570,000
September 8, 2023	July 31, 2007	DMTN177	4.95	75,000,000
September 8, 2023	February 8, 2018	DMTN237	2.60	4,750,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	10,000,000,000
September 8, 2024	February 21, 2019	DMTN241	2.30	3,500,000,000
June 2, 2025	December 20, 1994	JE	9.50	460,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	12,550,000,000
September 8, 2025	February 24, 2020	DMTN245	1.75	9,050,000,000
December 2, 2025	October 5, 1995	JQ	8.50	1,000,000,000
February 6, 2026	February 6, 1996	JY	8.00	12,500,000
June 2, 2026	December 21, 1995	JU	8.00	1,000,000,000
June 2, 2026	February 3, 2016	DMTN229	2.40	7,500,000,000
September 8, 2026	April 19, 2021	DMTN250	1.35	1,250,000,000
December 2, 2026	February 13, 1997	KR	8.00	386,500,000
December 2, 2026	January 20, 1999	MH	7.00	124,584,000	(7)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
February 1, 2027	February 14, 2020	DMTN244	1.85	3,250,000,000
February 3, 2027	August 5, 1997	KN	7.50	58,220,000
February 3, 2027	August 5, 1997	KT	6.95	8,726,000
February 3, 2027	April 1, 1998	KY	7.50	11,549,000
February 3, 2027	December 4, 1998	LA	7.50	5,507,000
February 4, 2027	February 4, 1998	KQ	7.375	990,000
June 2, 2027	February 9, 2017	DMTN234	2.60	8,400,000,000
June 2, 2027	October 17, 1996	KJ	7.60	4,734,700,000
September 8, 2027	August 24, 2020	DMTN247	1.05	2,000,000,000
June 2, 2028	April 6, 2018	DMTN238	2.90	9,550,000,000
August 25, 2028	February 25, 1998	LQ	6.25	2,020,000
March 8, 2029	January 8, 1998	LK	6.50	4,727,000,000
June 2, 2029	February 7, 2019	DMTN240	2.70	9,258,201,000
November 1, 2029	July 29, 2021	DMTN251	1.55	4,500,000,000
June 2, 2030	January 27, 2020	DMTN243	2.05	11,650,000,000
December 2, 2030	October 13, 2020	DMTN248	1.35	7,000,000,000
January 13, 2031	September 8, 1995	JN	9.50	125,000,000
June 2, 2031	March 27, 2000	NF	6.20	3,000,000,000
June 2, 2031	November 25, 2010	DMTN206	5.20	133,300,000
June 2, 2031	April 12, 2021	DMTN249	2.15	8,850,000,000
December 2, 2031	October 14, 2021	DMTN253	2.25	6,350,000,000
March 8, 2033	February 17, 2003	DMTN61	5.85	4,674,610,000
March 8, 2033	April 29, 2004	DMTN110	5.85	188,000,000
March 8, 2033	July 23, 2004	DMTN116	5.85	100,000,000	(6)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
July 13, 2034	September 21, 2005	DMTN157	5.00	47,500,000	(8)
November 3, 2034	November 3, 1994	HY	9.75	248,800,000
January 10, 1995 to January 10, 2035	November 30, 1994	HZ	9.4688	2,315,904	(9)
“	“	JA	9.4688	2,315,904	(9)
“	“	JB	9.4688	8,482,324	(9)
“	“	JC	9.4688	4,764,354	(9)
“	“	JD	9.4688	3,171,134	(9)
January 12, 2035	January 12, 2007	JG	9.50	110,950,000
February 8, 2035	February 8, 1995	JJ	9.875	32,000,000
June 2, 2035	August 25, 2004	DMTN119	5.60	7,338,509,000
June 2, 2035	January 12, 2005	DMTN133	5.35	150,000,000
June 20, 2036	June 20, 1996	KC	8.25	98,984,000
December 1, 2036	March 8, 2006	DMTN158	2.00 Real Return	2,905,613,121	(10)
June 2, 2037	February 22, 2006	DMTN164	4.70	8,700,000,000
December 2, 2037	February 1, 2005	DMTN138	5.20	100,000,000
June 2, 2038	July 28, 2004	DMTN117	10.00	75,000,000	(11)
June 20, 2038	September 16, 1996	KG	8.10	120,000,000
July 13, 2038	July 29, 1998	LS	5.75	50,000,000
August 25, 2038	August 17, 1998	LT	6.00	86,500,000
June 2, 2039	January 15, 2008	DMTN182	4.60	9,600,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
July 13, 2039	February 2, 1999	MK	5.65	223,858,000
December 2, 2039	February 25, 2000	NE	5.70	1,489,000,000
July 13, 2040	April 18, 2002	DMTN44	6.20	100,000,000
June 2, 2041	June 15, 2010	DMTN204	4.65	11,368,000,000
December 2, 2041	August 15, 2001	DMTN10	6.20	340,000,000
March 8, 2042	December 4, 2001	DMTN29	6.00	41,000,000
June 2, 2042	January 18, 2002	DMTN33	6.00	240,000,000
June 2, 2043	February 24, 2003	DMTN62	5.75	75,000,000
June 2, 2043	January 31, 2012	DMTN214	3.50	11,000,000,000
June 2, 2044	September 13, 2006	DMTN169	4.60	27,000,000
January 10, 2045	May 25, 1995	JL	8.435	35,531,176	(12)
March 1, 2045	March 1, 1995	JK	9.50	150,000,000
June 2, 2045	August 31, 2005	DMTN153	4.50	175,000,000
June 2, 2045	May 10, 2013	DMTN220	3.45	15,525,000,000
June 2, 2046	May 24, 2006	DMTN166	4.85	154,700,000
December 2, 2046	February 2, 2015	DMTN228	2.90	14,550,250,000
June 2, 2047	February 28, 2007	DMTN176	4.50	158,000,000
June 2, 2048	May 6, 2008	DMTN184	4.70	50,000,000
June 2, 2048	June 21, 2016	DMTN231	2.80	12,049,000,000
June 2, 2049	November 30, 2017	DMTN236	2.90	12,624,500,000

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
December 2, 2050	May 28, 2019	DMTN242	2.65	14,073,900,000
December 2, 2051	August 20, 2000	DMTN246	1.90	12,750,000,000
December 2, 2052	August 25, 2021	DMTN252	2.55	6,650,000,000
June 2, 2054	July 22, 2008	DMTN185	4.60	40,000,000
June 2, 2062	November 8, 2012	DMTN216	3.25	475,000,000

				312,162,959,917
CPI adjustment to Real Return Swap				(103,297,614)	(10)

				312,059,662,303

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS
June 21, 2022	June 21, 2012	Annual	2.80	3,679,000
June 21, 2022	June 21, 2012	Compound	2.80	4,722,200
June 21, 2022	June 21, 2017	Annual	Step-up	5,504,200
June 21, 2022	June 21, 2017	Compound	Step-up	3,671,500
June 21, 2023	June 21, 2013	Annual	3.10	10,316,100
June 21, 2023	June 21, 2013	Compound	3.10	7,050,300
June 21, 2023	June 21, 2018	Annual	Step-up	57,504,900
June 21, 2023	June 21, 2018	Compound	Step-up	20,846,600
June 21, 2024	June 21, 2014	Annual	3.10	18,042,900
June 21, 2024	June 21, 2014	Compound	3.10	9,394,100
June 21, 2025	June 21, 2015	Annual	2.35	3,809,100
June 21, 2025	June 21, 2015	Compound	2.35	2,735,900
June 21, 2026	June 21, 2016	Annual	2.20	5,941,100
June 21, 2026	June 21, 2016	Compound	2.20	5,114,800
June 21, 2027	June 21, 2017	Annual	2.15	4,024,900
June 21, 2027	June 21, 2017	Compound	2.15	2,736,400
June 21, 2028	June 21, 2018	Annual	2.85	711,200
June 21, 2028	June 21, 2018	Compound	2.85	1,108,500

Active Series				166,913,700	(13)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
ONTARIO SAVINGS BONDS (Cont’d)
Matured Series				58,746,300	(14)

TOTAL ONTARIO SAVINGS BONDS				225,660,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				312,285,322,303

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS
January 27, 2023	January 29, 2016	G72	1.95	1,550,000,000
February 7, 2024	February 7, 1994	HS	7.50	1,106,700,000
February 5, 2025	February 5, 2018	G77	2.65	2,700,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS				5,356,700,000

PAYABLE IN EUROPE IN CANADIAN DOLLARS
July 13, 2034	July 13, 1994	EMTN5	9.40	300,000,000

TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				300,000,000

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
Foreign Currency Debt					(15)
PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS
August 22, 2024	August 22, 2014	ADI3	4.25	350,000,000
August 26, 2025	February 26, 2015	ADI4	3.10	365,000,000
January 27, 2027	January 27, 2017	ADI5	3.50	315,000,000
October 12, 2028	April 12, 2018	ADI6	3.20	115,000,000
October 26, 2029	April 26, 2019	ADI7	2.70	40,000,000
December 10, 2031	December 10, 2021	ADI9	2.50	36,000,000
December 10, 2032	December 10, 2021	ADI10	2.60	36,000,000
October 3, 2034	October 3, 2019	ADI8	2.00	320,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				1,577,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.96278				1,518,308,900	(15a)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN EUROS
May 21, 2024	May 21, 2014	EMTN110	1.875	1,750,000,000
June 14, 2024	June 14, 2017	EMTN114	0.375	1,500,000,000
January 21, 2025	January 21, 2015	EMTN111	0.875	1,250,000,000
April 17, 2025	April 17, 2018	EMTN116	0.625	1,500,000,000
April 8, 2027	April 8, 2020	EMTN117	0.375	1,000,000,000
November 25, 2030	November 24, 2020	EMTN120	0.01	2,500,000,000
June 9, 2031	June 9, 2021	EMTN123	0.25	1,000,000,000
October 2, 2040	May 6, 2020	EMTN118	0.699	50,000,000
June 28, 2041	January 29, 2016	EMTN112	1.82	52,000,000
December 9, 2041	December 9, 2021	EMTN125	0.70	75,000,000
December 3, 2046	December 3, 2021	EMTN124	0.76	160,000,000

TOTAL PAYABLE IN EUROPE IN EUROS				10,837,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.54803				16,775,990,050	(15b)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN EUROPE IN POUNDS STERLING
December 15, 2023	June 3, 2020	EMTN119	0.50	1,000,000,000
December 15, 2026	January 13, 2021	EMTN121	0.25	1,750,000,000

TOTAL PAYABLE IN EUROPE IN POUNDS STERLING				2,750,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.71310				4,711,017,553	(15c)

PAYABLE IN EUROPE IN SWISS FRANCS
June 29, 2029	June 28, 2017	EMTN115	0.25	400,000,000
May 12, 2033	May 12, 2021	EMTN122	0.05	250,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				650,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.36067				884,433,920	(15d)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS
April 25, 2022	April 25, 2019	G81	2.55	1,750,000,000
May 18, 2022	May 18, 2017	G76	2.25	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.45	1,000,000,000
October 3, 2022	October 3, 2017	G75	2.20	2,000,000,000
January 24, 2023	January 24, 2020	G82	1.75	3,000,000,000
October 17, 2023	October 17, 2018	G80	3.40	2,500,000,000
January 29, 2024	January 29, 2019	G79	3.05	2,500,000,000
May 16, 2024	May 16, 2014	G66	3.20	1,250,000,000
January 21, 2026	January 21, 2021	G87	0.625	3,500,000,000
April 14, 2026	April 14, 2021	G89	1.05	3,000,000,000
April 27, 2026	April 27, 2016	G69	2.50	1,000,000,000
June 15, 2026	June 20, 2019	G83	2.30	1,750,000,000
May 21, 2027	May 21, 2020	G85	1.05	1,750,000,000
October 2, 2029	October 2, 2019	G84	2.00	1,250,000,000
October 7, 2030	October 7, 2020	G86	1.125	1,250,000,000
February 25, 2031	February 25, 2021	G88	1.60	1,500,000,000
October 14, 2031	October 14, 2021	G90	1.80	1,000,000,000
January 21, 2032	January 21, 2022	G91	2.125	1,500,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				33,500,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.28727				43,123,473,100	(15e)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL BONDS				384,955,245,826
UNAMORTIZED FOREIGN EXCHANGE GAINS/ (LOSSES)				1,099,955

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/(LOSS)				384,956,345,781
TREASURY BILLS				22,017,999,000

U.S. COMMERCIAL PAPER (in U.S. Dollars)				1,358,430,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.27721				1,734,998,356

TOTAL PUBLICLY HELD DEBT				408,709,343,137

TOTAL NON-PUBLIC AND PUBLIC DEBT				416,898,688,252

SCHOOL BOARD TRUST DEBT
Year ending March 31
2034	2004		5.90	891,000,000
Sinking Fund				(352,194,152)

				538,805,848	(16)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
%	$
PUBLICLY HELD DEBT (Cont’d)
TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES	417,437,494,100

CONSOLIDATION ADJUSTMENTS – OTHER GOVERNMENT ORGANIZATIONS
NON-PUBLIC DEBT ISSUED BY AGENCIES:
Ontario Immigrant Investor Corporation	161,000	(4)
PUBLIC DEBT ISSUED BY AGENCIES:
Fair Hydro Trust	1,764,706,000
Infrastructure Ontario	300,000,000
Niagara Parks Commission	14,003,472
Ornge	216,508,165
Ottawa Convention Centre Corporation	837,667
ONTARIO SECURITIES HELD BY AGENCIES:
Bonds	(350,109,109)
Treasury Bills	(370,971,380)

TOTAL CONSOLIDATION ADJUSTMENTS	1,575,135,815	(17)

TOTAL PROVINCIAL PURPOSE DEBT AFTER CONSOLIDATION ADJUSTMENTS	419,012,629,915

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)
NON-PUBLIC DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
Canada Pension Plan Investment Board:
2023	2003	CPP	6.16	38,130,000

TOTAL NON-PUBLIC DEBT				38,130,000	(3)

PUBLICLY HELD DEBT
PAYABLE IN CANADA IN CANADIAN DOLLARS
June 2, 2022	May 3, 2012	DMTN212	3.15	478,300,000
June 2, 2023	November 6, 2012	DMTN215	2.85	2,777,300,000
September 8, 2023	November 29, 2004	HP	8.10	50,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	1,550,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	1,050,000,000
June 2, 2027	February 11, 2000	KJ	7.60	100,500,000
August 25, 2028	April 13, 1999	LQ	6.25	78,600,000
June 2, 2029	August 30, 2019	DMTN240	2.70	66,799,000
December 1, 2036	October 4, 2005	DMTN158	2.00 Real Return	948,661,000	(10)

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
PAYABLE IN CANADA IN CANADIAN DOLLARS (Cont’d)
June 2, 2037	September 1, 2006	DMTN164	4.70	400,000,000
June 2, 2039	July 10, 2009	DMTN182	4.60	100,000,000
June 2, 2041	March 9, 2011	DMTN204	4.65	282,000,000
June 2, 2043	May 15, 2012	DMTN214	3.50	200,000,000
June 2, 2045	October 1, 2013	DMTN220	3.45	525,000,000
December 2, 2046	February 2, 2015	DMTN228	2.90	149,750,000
June 2, 2048	June 19, 2017	DMTN231	2.80	651,000,000
June 2, 2049	January 25, 2018	DMTN236	2.90	625,500,000
December 2, 2050	August 21, 2019	DMTN242	2.65	26,100,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				10,059,510,000

TOTAL BONDS				10,059,510,000
UNAMORTIZED FOREIGN EXCHANGE GAINS/(LOSSES)				9,777,357

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/ (LOSS)				10,069,287,357

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
PUBLICLY HELD DEBT (Cont’d)
TREASURY BILLS				653,940,000

TOTAL PUBLICLY HELD DEBT				10,723,227,357

TOTAL DEBT ISSUED BY THE PROVINCE FOR OEFC				10,761,357,357

DIRECT OEFC DEBT				3,741,370,000

TOTAL OEFC DEBT				14,502,727,357

TOTAL CONSOLIDATED DEBT				433,515,357,272
Less: HOLDINGS OF OWN ONTARIO BONDS AND T-BILLS				(7,098,261,000)

REVISED TOTAL CONSOLIDATED DEBT				426,417,096,272

OUTSTANDING DEBT - Continued

As at March 31, 2022

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
DEBT ISSUED FOR INVESTMENT PURPOSES*
ONTARIO POWER GENERATION INC.				5,126,000,000
HYDRO ONE INC.				1,677,516,013

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES				6,803,516,013

*	Debt for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

OUTSTANDING DEBT - Continued

As at March 31, 2022

References:

1.

All debt issues are non-callable, except as stated in the notes below. Debt is payable at a fixed rate, or a floating rate with reference to a stated index, reset usually every three months (3M). These floating rate indices are CBA - Canadian Bankers’ Acceptance Rate, and Libor - London Interbank Offered Rate.

2.

The following debt series are issued for Provincial purposes and for OEFC: DMTN212, DMTN215, HP, DMTN223, DMTN227, KJ, LQ, DMTN240, DMTN158, DMTN164, DMTN182, DMTN204, DMTN214, DMTN220, DMTN228, DMTN231, DMTN236, and DMTN242.

3.

The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on the capital market rates at the time of roll over. These debentures are not negotiable or transferable and are assignable only to a wholly-owned subsidiary of the Canada Pension Plan Investment Board. On April 1, 2007, all debentures held to the credit of the CPPIF or purchased by the Minister of Finance of Canada in accordance with Section 110 of the Canada Pension Plan were transferred to the CPPIB.

4.	OIIC: Total outstanding amount is $0.1 million issued by the Province.
5.

CMHC: The terms of these debentures require that equal payments be made each year until their maturity. Each payment consists of blended principal and interest. Debt includes $42.4 million of CMHC debt transferred from the Ontario Municipal Housing Corporation (OMHC) upon OMHC’s dissolution in FY2020–21.

6.

The Province entered into interest rate agreements for certain Canadian bonds to effectively convert their interest rate obligations according to the Province’s risk management strategy. These bonds and effective rates are: DMTN235 1.70%, DMTN239 2.61% and DMTN116 4.22%.

7.	MH: The terms of these debentures require that a special one-time interest payment of 25% of the principal amount outstanding be made at maturity
8.	DMTN157: Interest is payable semi-annually at 15.0% until January 13, 2006 and thereafter at 5.0%.
9.

Series HZ, JA, JB, JC, JD: These are zero coupon bonds which require unequal payments consisting of principal and interest to be made at predetermined irregular intervals with final payment on January 10, 2035. During the fiscal year 2021–22, principal repaid was $nil million. The total principal and interest to be payable over the life of these bonds is $1,092 million.

10.

DMTN158: This Real Return Bond bears interest to the index adjusted principal in relation to All-Items Consumer Price Index for Canada (the “CPI”), issued with a base index of 127.54839 on October 4, 2005. Consequent to the change of official time base reference period from 1992 to 2002 by the Bank of Canada on June 19, 2007, the base index has been changed to 107.18352. Total issue size is $2,844 million in principal, of which $700 million has been on-lent to OEFC, and $300 million has been swapped effectively to a nominal debt paying a fixed rate of 4.23%. The amount outstanding represents the indexed value of the principal.

11.	DMTN117: The bond was issued at a high premium in 2004 to offer a yield of 5.74%.
12.

JL: The terms of these debentures require unequal payments, consisting of both principal and interest, to be made at predetermined irregular intervals with the final payment on January 10, 2045. The total principal and interest to be payable over the life of the debenture is $1,325 million.

13.

OSB: Ontario Savings Bonds are redeemable at the option of the holders on June 21 and December 21 and for 14 calendar days following the redemption date of June 21 and December 21, with the exception of Fixed-Rate bonds which are redeemable at maturity only. Starting in 2009, Variable Rate Bonds are redeemable annually only on June 21. All current outstanding OSBs may be redeemed upon the death of the beneficial owner.

OSBs are on longer issued from 2019 onward.

OSB - Fixed Rate:

In 2009, fixed rate bonds were issued for a term of two, three and five years. In 2010 and 2011, fixed rate bonds were issued for a term of three, seven and ten years. In 2012, 2013, 2014, 2015, 2016, 2017, and 2018, fixed-rate bonds were issued for a term of three and ten years only

OSB - Step-up Rate:

2017 Series: Interest is payable at 0.60%, 0.8%, 1.05%, 1.3%, and 1.65%,

2018 Series: Interest is payable at 1.50%, 1.8%, 2.15%, 2.3%, and 2.55%,

in year 1, 2, 3, 4 and 5 respectively.

OUTSTANDING DEBT - Continued

As at March 31, 2022

14.	OSB: The outstanding amount represent bonds matured but not yet presented for redemption. Interest is payable on these bonds only up to the maturity date.
15.

All foreign currency debt has been converted into Canadian dollar equivalents at the rates of the currency exchange agreements if the debt was hedged, or at year end exchange rates if unhedged. 99.2 per cent of foreign currency debt is hedged As at March 31, 2022. The exchange rates of foreign currencies to Canadian dollars as at March 31, 2022 are: Australian dollar 0.934802, Euro 1.381764, Japanese yen 0.010265, Swiss franc 1.352935 UK pound sterling 1.639632 United States dollar 1.248150.

In addition, the Province entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the Province’s risk management strategies. These bonds and effective rates are:

(a)	Australia in AUD: 2.51% ($1,518 million)

(b)	EMTN in Euro: 2.36% ($13,440 million), 3M CBA + 0.28% ($1,512 million), 1.20% ($1,825 million)

(c)	EMTN in GBP: 3M CBA - 0.02% ($3,676 million), 1.02% (1,035 million)

(d)	EMTN in CHF: $541 million unhedged at 0.29%, 2.34% ($343 million)

(e)	Global in USD: 2.18% ($16,026 million), 3M CBA - 0.35% ($21,334 million), 0.66% ($3,131 million), 1.94% ($2,632 million)

16.

SBT: A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.

17.

Total consolidation adjustments include third party debt issued by other government organizations and the elimination of provincial debt held by these organizations. The following are the provincial debt held by other government organizations (in millions):

Ontario Bonds:

Forest Renewal Trust: $5m DMTN240.

Infrastructure Ontario: $120m DMTN223, $62m DMTN237, and $17m DMTN241.

Ontario Trillium Foundation: $6m DMTN215, $11m DMTN223, $12m DMTN237, and $12m DMTN241.

Ontario Immigrant Investor Corporation: $0.1m OIIC 189.

Broader Public Sector – Colleges: $64m various DMTNs and $6m various Global Market.

Boarder Public Sector – Hospitals: $31m various DMTNs, $2m LK and $2m various Global Market.

Treasury Bills:

Ontario Capital Growth Corporation: $282m, Ontario Immigrant Investor Corporation: $38m, Ontario Trillium Foundation: $50m and Broader Public Sector – Colleges: less than $1m.

SEC Registered Debt Outstanding for Province of Ontario (as at December 9, 2022)

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding
February 8, 2022	February 8, 2017	G74	2.400	USD	2,500,000,000.00
April 25, 2022	April 25, 2019	G81	2.550	USD	1,750,000,000.00
May 18, 2022	May 18, 2017	G76	2.250	USD	2,000,000,000.00
June 29, 2022	June 29, 2012	G58	2.450	USD	1,000,000,000.00
October 3, 2022	October 3, 2017	G75	2.200	USD	2,000,000,000.00
January 24, 2023	January 24, 2020	G82	1.750	USD	3,000,000,000.00
January 27, 2023	January 29, 2016	G72	1.950	CAD	750,000,000.00
January 27, 2023	February 2, 2017	G72.R1	1.950	CAD	800,000,000.00
October 17, 2023	October 17, 2018	G80	3.400	USD	2,500,000,000.00
January 29, 2024	January 29, 2019	G79	3.050	USD	2,500,000,000.00
February 7, 2024	October 21, 2004	HS	7.500	CAD	1,106,700,000.00
May 16, 2024	May 16, 2014	G66	3.200	USD	1,250,000,000.00
February 5, 2025	February 5, 2018	G77	2.650	CAD	1,000,000,000.00
February 5, 2025	February 7, 2019	G77.R1	2.650	CAD	950,000,000.00
February 5, 2025	November 27, 2019	G77.R2	2.650	CAD	750,000,000.00
January 21, 2026	January 21, 2021	G87	0.625	USD	3,500,000,000.00
April 14, 2026	April 14, 2021	G89	1.050	USD	3,000,000,000.00
April 27, 2026	April 27, 2016	G69	2.500	USD	1,000,000,000.00
June 15, 2026	June 20, 2019	G83	2.300	USD	1,750,000,000.00
May 21, 2027	May 21, 2020	G85	1.050	USD	1,750,000,000.00
October 2, 2029	October 2, 2019	G84	2.000	USD	1,250,000,000.00
October 7, 2030	October 7, 2020	G86	1.125	USD	1,250,000,000.00
February 25, 2031	February 25, 2021	G88	1.600	USD	1,500,000,000.00
October 14, 2031	October 14, 2021	G90	1.800	USD	1,000,000,000.00
January 21, 2032	January 21, 2022	G91	2.125	USD	1,500,000,000.00
May 19, 2027	May 19, 2022	G92	3.100	USD	2,250,000,000.00

Ontario Electricity Industry

Ontario Electricity Financial Corporation (OEFC), a Crown agency, is the legal continuation of Ontario Hydro and is responsible for the management of that corporation’s debt and other liabilities that were not transferred to successor companies as part of the restructuring of Ontario Hydro in 1999, including the administration of certain power purchase agreements with non-utility generators. As at March 31, 2022, OEFC had total debt of $14.8 billion (2021, $16.6 billion). $11.1 billion of OEFC’s debt as at March 31, 2022 (2021, $11.3 billion) is held by the Province and included in total debt and other liabilities.

Ontario Hydro’s successor companies include Ontario Power Generation Inc. (OPG), a generation business wholly owned by the Province, and Hydro One Inc., a transmission and distribution business. Hydro One Inc. is now a subsidiary of Hydro One Limited (“Hydro One”). Following an initial public offering on November 5, 2015 and subsequent share sales in 2016 and 2017, the Province now holds about 47.2% of the common shares in Hydro One.

The other Ontario Hydro successor companies are the Independent Electricity System Operator (IESO), the electricity system and market operator, and the Electrical Safety Authority, which is responsible for electricity safety inspection.

Pursuant to various transfer orders (“Transfer Orders”), assets of the former Ontario Hydro were transferred to OPG, Hydro One Inc. and the IESO in exchange for debt. The Province assumed a portion of OPG’s and Hydro One Inc.’s debt in exchange for equity, in order to provide them with commercially acceptable capital structures. As of March 31, 2022, OEFC held notes receivable in the amount of $2.7 billion from OPG, $120 million from the IESO and $6.8 billion from the Province. OEFC provided indemnities, guaranteed by the Province, to OPG and Hydro One Inc., in connection with the Transfer Orders; those indemnities were terminated as of May 31, 2006 and October 31, 2015 respectively.

As of April 1, 1999, the Ministry of Finance estimated the amount of OEFC’s debt and other liabilities that, in the opinion of the Minister of Finance, could not reasonably be serviced and retired in a competitive electricity market (the “stranded debt”) to be approximately $20.9 billion. OEFC’s unfunded liability is the net deficiency of OEFC’s assets over its liabilities. The opening unfunded liability of $19.4 billion as at April 1, 1999 represented the stranded debt adjusted for $1.5 billion of additional assets transferred to OEFC. OEFC’s unfunded liability as at March 31, 2021 was $0.6 billion.

As part of the restructuring of the electricity sector, a long-term plan provides for certain dedicated revenue streams to service and retire OEFC’s debt and other liabilities. These revenue streams are established under the Electricity Act, 1998 (“Electricity Act”) and include payments-in-lieu of property taxes and federal and provincial corporate income taxes currently paid by OPG and the municipal electricity utilities. As a result of the initial public offering on November 5, 2015, Hydro One is no longer subject to payments-in-lieu of federal and provincial corporate income taxes and is subject to normal corporate income taxes. Hydro One remains subject to paying payments-in-lieu of property tax. The Minister of Finance has legislative authority and is required to make payments to the OEFC equal to the amount of provincial corporate tax payable by Hydro One Inc. under the Taxation Act, 2007.

The Province, as shareholder, is eligible to receive dividend payments on its shares in OPG and Hydro One. Pursuant to the government’s discretionary commitment to keep electricity income in the electricity sector, the Province’s proportionate share of the cumulative combined net income of OPG and Hydro One in excess of the Province’s cumulative interest expenditure on its investment in the companies has been allocated to OEFC since 1999, including up to March 31, 2019 for purposes of debt retirement (electricity sector dedicated income). Beginning fiscal 2019-20, the Province determined that electricity sector dedicated income will be limited to the net income of OPG in excess of the government’s annual interest cost of its investment in that company, on a cumulative basis, excluding the net income from Hydro One in excess of the interest cost of its investment in that company.

Under the Electricity Act, a Debt Retirement Charge (DRC) of 0.7 cents per kilowatt hour was levied on most Ontario electricity users and payable to OEFC. Prior to January 1, 2016, the DRC was payable by most electricity consumers. As of January 1, 2016, residential electricity users were exempted from paying the DRC. The government introduced legislation, passed on December 10, 2015, the Budget Measures Act, 2015 to legislate a fixed end-date for the DRC of April 1, 2018, for commercial, industrial and all other users.

The Electricity Act and the Ontario Energy Board Act, 1998 set out the legislative framework for Ontario’s electricity market and restructuring of Ontario Hydro. Open, non-discriminatory access to transmission and distribution systems commenced May 1, 2002. Since 2005, electricity prices payable by consumers reflect a blend of contract prices, regulated prices for OPG’s output from its price-regulated nuclear and hydroelectric plants, and market prices. Regulated prices for OPG are approved by the Ontario Energy Board (OEB). The OEB also sets the commodity price payable by low volume and certain other specified consumers under the Regulated Price Plan (RPP). The IESO finances any differences between prices under the RPP and the actual supply cost of electricity, with any shortfall or surplus to be recovered or returned through the setting of RPP prices in the following period.

In May 2017, the Ontario Fair Hydro Plan Act, 2017 (the Fair Hydro Act) was enacted. The components of the plan to reduce current electricity prices included initiatives provided for in the Fair Hydro Act as well as other policy initiatives including providing a rebate on electricity bills equal to the eight per cent provincial portion of the Harmonized Sales Tax under the Ontario Rebate for Electricity Consumers (OREC), which was effective January 1, 2017; funding the cost of the Ontario Electricity Support Program and most of the Rural or Remote Rate Protection program from general government funds instead of from ratepayers; and an additional reduction in current electricity bills for eligible residential, small business and farm customers, commencing July 1, 2017. The reduction (referred to as the global adjustment refinancing) provided for in the Fair Hydro Act was to be recovered from specified electricity ratepayers in future years (referred to as the Clean Energy Adjustment).

The global adjustment refinancing was carried out by Fair Hydro Trust (the “Trust”), an entity established by OPG, which financed the shortfall during the 2017-18 fiscal year ($1,639 million) with subordinated debt from OPG to a maximum of 49 per cent of the Trust’s total outstanding debt, and the balance from third party lenders. Of the amount lent to the Trust from OPG, approximately 90 per cent of that amount ($721 million) was funded by equity injections from the Province, and 10 per cent was funded by debt borrowed by OPG from third party lenders ($82 million). As of March 31, 2022, the Trust owed $865 million to OPG and $900 million to third party lenders.

In September 2018, the government made a decision to make a future change to the Fair Hydro Act to cancel the global adjustment refinancing component as designed, including reducing the amount of the current electricity price reduction to be borne by future ratepayers, and making any recovery from future ratepayers optional. -

In May 2019, the Fixing the Hydro Mess Act, 2019 received Royal Assent. Amendments to the Fair Hydro Act came into force on November 1, 2019. As a result of the amendments, the recovery of the price reductions are to be funded by the Crown instead of by future ratepayers. The government also introduced regulatory amendments to provide on-bill electricity price relief, effective November 1, 2019, with the Ontario Electricity Rebate (OER) replacing the global adjustment refinancing and rebate put in place under the Fair Hydro Plan.

In November 2020, the Province announced the Comprehensive Electricity Plan’s renewable cost shift (RCS) program, starting on January 1, 2021, under which a portion of the cost of specified wind, solar, and bioenergy contracts is funded by the Province, not ratepayers, to reduce the burden of these contracts on medium size and larger industrial and commercial employers. The annual expense to the Province is about $3.1 billion, though this is significantly offset by a reduction in the cost of the OER. The RCS annual expense is expected to decline year over year, as contracts expire. By about 2040, no further provincial funding would be required to subsidize the cost of these contracts.

The Province, OPG and certain subsidiaries of OPG are parties to the Ontario Nuclear Funds Agreement (ONFA), which governs the establishment, funding and management of segregated funds to ensure sufficient funds are available to pay the costs of nuclear station decommissioning, low and intermediate level nuclear waste management, and nuclear used fuel waste management.

Under ONFA, the Province is liable to make payments should the cost estimate for nuclear used fuel waste management rise above specified thresholds, for a fixed volume of used fuel. The likelihood and amount by which the cost estimate could rise above these thresholds cannot be determined at this time. The cost estimate will be updated periodically to reflect new developments in the management of nuclear used fuel waste.

As well, under ONFA, the Province guarantees a return of 3.25% over the Ontario Consumer Price Index for the portion of the nuclear used fuel waste management segregated fund related to the fixed volume of used fuel. If the earnings on assets in that fund related to the fixed volume exceed the guaranteed rate, the Province is entitled to the excess.

An agreement between the CNSC, the Province and OPG gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA.

CONTINGENT LIABILITIES -

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO

As at March 31, 2022

LOANS GUARANTEED

	Year of Issue	Rate of Interest	Outstanding March 31, 2022	References
		%	$
MINISTRY OF AGRICULTURE, FOOD AND RURAL AFFAIRS
Commodity Loan Guarantee Program	Ongoing	Prime	18,923,542	(1)
Feeder Cattle Loan Guarantee Program	Ongoing	Various	25,931,599	(2)

TOTAL MINISTRY OF AGRICULTURE, FOOD AND RURAL AFFAIRS			44,855,141

MINISTRY OF COLLEGES AND UNIVERSITIES
Ontario Student Loan Plan:
Class “C”	Various	Prime + 1	6,000,000

TOTAL MINISTRY OF COLLEGES AND UNIVERSITIES			6,000,000

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING
Social Housing Program	Various	Various	2,385,058,273

TOTAL MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING			2,385,058,273

TOTAL LOANS GUARANTEED			2,435,913,414

CONTINGENT LIABILITIES -

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO – Concluded

As at March 31, 2022

OTHER GUARANTEES

	Year of Issue	Rate of Interest	Outstanding March 31, 2022	References
		%	$
MINISTRY OF FINANCE
Loan Facility by United Communities Credit Union Ltd. to Pelee Island Co-operative Association	2010	3.70	384,434	(3)
Loan Guarantees under	2011-12 to
Aboriginal Loan Guarantee Program	2021-22	Various	156,191,400	(4)

TOTAL MINISTRY OF FINANCE			156,575,834

TOTAL OTHER GUARANTEES			156,575,834

TOTAL LOANS AND OTHER GUARANTEES			2,592,489,248

References:

1.	The Province’s maximum liability for the program is $18,923,542.
2.	The Province’s maximum liability for the program is $25,931,599.
3.

The Province has guaranteed the repayment of loan facility of $600,000 made by United Communities Credit Union Limited to Pelee Island Cooperative Association for a period beginning May 11, 2010 and ending at the earliest of April 1, 2015 or repayment of all the amounts borrowed. The guarantee shall be extended accordingly but not extend beyond April 1, 2035. The maximum amount guaranteed is $0.6 million plus any unpaid interest, costs and expenses thereon.

4.

The Province has, to March 31, 2022, provided under the Aboriginal Loan Guarantee Program eleven guarantees of loans: two in fiscal 2011-12, two in fiscal 2013-14, one in fiscal 2014-15, two in fiscal 2015-16, one in fiscal 2016- 2017, one in 2017-2018, one in 2019-20 and one in 2021-22. One of the underlying loans has been paid in full and the guarantee is no longer in effect. The aggregate principal of loans guaranteed is approximately $500 million. Note that not all of the loans guaranteed have been drawn on yet. The loans for which these guarantees apply will mature between 2026/27 and 2049/50, at which points the respective guarantees expire. For the guarantees to-date, borrowers pay the Province an annual loan guarantee fee of 0.15% of the outstanding guaranteed amount. The Aboriginal Loan Guarantee Program is a discretionary, application-based program that provides loan guarantees that support Aboriginal equity participation in electricity infrastructure projects, including transmission projects, storage and renewable energy, and has a maximum approved program envelope of $1 billion.

* CLAIMS AGAINST THE CROWN

As at March 31, 2022

The following are claims arising from legal action either in progress or threatened against the Crown in respect of breach of contract, damages to persons and property and like items. The amounts claimed have not been specified, but in each case are expected to exceed $50 million.

1.	Mallory, Richard, et al v HMQRO, Plaintiff is seeking damages for wrongful arrest, conviction and imprisonment.
2.	Quinte, Elaine, et al v Algoma Central Properties – Elliot Lake Algo Mall Collapse – Class Action claim arising from the collapse of the Algo Centre Mall on June 23, 2012.
3.

Grann, Toni v HMQRO, MCSS (formerly Papassay, Holly v HMQRO): class action claim for damages and injuries suffered by members while in foster care facilities by Children’s Aid Societies across Ontario under the care of the Ministry of Children and Youth Services

4.	Johnson, Glenn, et al v. HMQRO: Draft class action claim for damages contemplated by a class comprised of inmates incarcerated at the EMDC between January 1, 2010 and August 25, 2013.
5.	Wright, Gregory v. Ontario proposed class action related to Elgin-Middlesex Detention Centre conditions such as alleged violence, overcrowding, lockdowns and lack of medical treatment
6.

Kanani, Alykhan, et al v Economical Insurance Company, et al, PGT negligently supervised a lawyer it had retained to act for the plaintiff as his guardian for property in relation to a lawsuit and statutory accident benefits arising from a serious motor vehicle accident in 1996.

7.	Dadzie, Godday, et al v HMQRO: Notice of class proceeding brought on behalf of all immigrants detained by the CBSA.
8.	Lapple v. HMQ: Proposed class proceeding: all prisoners incarcerated or detained at all Ontario correctional facilities.
9.	Class Proceeding Concerning Inordinate Waitlists (Leroux, Mark Litigation Guardian of Leroux, Briana), the claim is framed in negligence, breach of fiduciary duty and breach of Charter rights.
10.	Francis, Conrey v. HMQRO: Notice of proposed class concerning systematic overuse of segregation/solitary confinement in correctional facilities.
11.	Minotar Holdings Inc.: claims misfeasance in public office in relation to the continued inclusion of 60 acres of the plaintiff’s property in the Greenbelt Area.
12.	Proposed Class Action: in relation to a CN train derailment near Gogama, Ontario.
13.	Ontario First Nations Limited Partnership; Ontario Lottery and Gaming Corporation: this matter concerns a revenue sharing agreement between OLG and Ontario.
14.

Ontario First Nations (2008) Limited Partnership (“OFNLP”) – New Lottery Schemes, a new Notice of Objection regarding 2008 revenue sharing agreement between OFNLP (whose limited partners include almost all of Ontario’s First Nations), OLG & Ontario

15.

Jones, Kiwayne v HMQRO, proposed class action for $110 million in damages breach of duty, failing to maintain policies and procedures to protect the immigration status of class members; failing to preserve records of their immigration status; and failing to assist them.

16.	Keeping, Kirk (Class Action re Training Schools), the claim is framed in vicarious liability, negligence, and breach of fiduciary duty.
17.

1668153 Ontario Inc.: statement of claim for damages against HMQ (MOECC) and a district engineer at MOECC, amongst other. Claim alleges MOECC and the City of Vaughan misrepresented and acted in bad faith by deliberately delaying the plaintiffs’ residential development project.

18.

Bowman, Dana et al. v. Ontario, Minister of Children, Community and Social Services, proposed class action concerning the cancellation of the Basic Income Pilot Project, the Plaintiffs are seeking damages, declarations and/or orders to rectify the anticipatory breach of contract, negligence and misfeasance in public office.

19.

Mieyette, Jeanette v HMQRO, et al together with 14 other related files, proposed class proceedings against FSCO regarding the application of HST on Statutory Accident Benefits. The class intends to argue that the application of HST results in a reduction of benefits.

20.

Niyonzima, Prosper, Ontario was served with the statement of claim seeking $75 million in damages for damages arising from negligent investigation, false imprisonment, malicious prosecution, and a number of alleged Charter breaches against HMQ.

CLAIMS AGAINST THE CROWN - CONTINUED

As at March 31, 2022

21.	Quantz v Ontario, proposed class action seeking damages for the Crown’s alleged negligence in relation to unauthorized disclosure of ODSP recipient information.

22.	Labatt Brewing Company and Molson Canada re: intended challenge to legislation related to Bill 115.

23.

Betty Wei and Lawrence Vanderklei v. Ontario, Brian Mills, Anatol Monid, et al: The plaintiffs commenced a proposed class action seeking damages arising from the regulation by the Financial Services Commission of Ontario of entities involved in the marketing and sale of syndicated mortgage investments pertaining to a development in Kingston.

24.

Banfi, Erwin v. Ontario, Town of Oakville, et al. August 14, 2020 – Ontario was served with the statement of claim seeking damages in $900 million on behalf of any person who owns (or owned in the period as of June 23, 2018 to the present) property in Oakville that may suffer damage or loss based upon a weather event equivalent to the Applicable Flood Event Standard, including the approximate area bordered by Burloak Drive, Lake Ontario, Winston Churchill Boulevard, and Dundas Street (“the Regulatory Flood Plain”). On September 11, 2019, Ontario was served a notice of proposed class action on behalf of the residents of Oakville, pursuant to the Crown Liabilities and Proceedings Act, seeking damages related to development approvals and the increase risk of flooding and that adversely affect watershed areas resulting in property damage and loss.

25.

SFF Solar Ltd., Sunshine Solar 2016 Inc., et al v. HMQRO: Notice of claim, on behalf of 8 supplier corporations who entered into Feed-In Tariff (“FIT”) 3, 4, and 5 contracts with the Electricity Systems Operator (“IESO”) between 2016 and 2018. The prospective plaintiffs allege that the IESO took instructions from the incoming PC government prior to June 29, 2018, to either delay the issuance of Notices to Proceed (i.e. approve the construction phase of the proponent’s solar or wind energy projects), or to defer those decisions. 2387276 Ontario Inc. et al v IESO et al: Action on behalf of 16 supplier corporations who entered into Feed-In Tariff (“FIT”) with the Electricity Systems Operator (“IESO”) between 2016 and 2018. They allege that a Ministerial Directive issued on July 5, 2018 to wind down the FIT program was unlawful.

26.

Robertson et al v. HMQRO et al. On July 15, 2020 Ontario was served with a Notice of Action for a proposed Class Proceeding concerning COVID-19 outbreaks in Long-Term Care Homes pursuant to the Class Proceedings Act, 1992.

27.

Ruben Stolove, et al. v Ontario Waypoint Centre for Mental Health Care, et al. On July 22, 2020, Ontario was served a notice of claim, pursuant to the Crown Liability and Proceedings Act, that a proposed class action may be brought on behalf of all involuntary patients of Waypoint Center regarding the alleged abuse suffered from 2000 to present.

28.

McAnsh, Scott v HMQRO. Notice of claim in a proposed class action for damages resulting from the alleged failure of Ontario to reappoint members of the proposed class to their positions as members of adjudicative tribunals in Ontario.

29.

Fareau et al v. Bell Canada and HMQRO. Proposed class proceeding concerning the Offender Telephone Management System (OTMS). The proposed plaintiffs allege that a 2013 agreement between Bell Canada and HMQRO which provides for an unlawful commission on collect calls, generating substantial revenue for Ontario to which it is not entitled.

30.

Proposed Class Action related to the Cap and Trade Cancellation Act, 2018 alleging malfeasance in public office. The proposed class members allege the enactment of the Cap and Trade Cancellation Act, 2018 and Ontario’s failure to compensate them for their emissions instruments resulted in breach of contract.

31.

Fire Loss at York Memorial Collegiate – 2690 Eglinton Ave. West: On June 20, 2019 the Toronto District School Board served notice of an intended claim against the Office of the Fire Marshal arising out of a fire on May 7, 2019 that burned down a substantial portion of the York Memorial Collegiate Secondary School and an adjacent community center owned by the City of Toronto.

32.

Dell, James, et al v. Ontario, MECP, AGO, et al. Notice of Claim brought as an application against HMQ arising from negligence from several individuals who reside near a waste disposal operation at 2021 Four Milk Creek Road, Niagara.

33.	Banman, Martha v. HMQRO, et al. Proposed class action against HMQRO in relation to the operation of the forensic program at the St. Thomas Psychiatric Hospital between 1976 and 1988.

34.

Poorkid Investment Inc., Coach Pyramids Inc. and Brian Haggith v. Ontario, Solicitor General Sylvia Jones, OPP Commissioner Thomas Carrique, OPP Chief Superintendent John Caine and OPP Inspector Philip Carter. Plaintiffs seek damages for misfeasance in public office, non-feasance and negligence for the defendants’ alleged failure to enforce the junctions and adequately keept the peace in the Caledonia area.

CLAIMS AGAINST THE CROWN - CONTINUED

As at March 31, 2022

35.	Twain, Jim Chief, Statement of claim for damages for negligence, breach of contract, fiduciary duty and treaty rights.

36.

Missanabie Cree First Nation v. Ontario and Canada, the Plaintiffs claim that they were not parties to treaty 9 and therefore have unextinguished Aboriginal title. In the alternative, Plaintiffs claim if they are parties to Treaty 9 they have yet to receive their treaty land entitlement.

37.

Six Nations of the Grand River Band, the plaintiffs seek an accounting in respect of the Crown’s management and sale of the lands originally granted to them in the 1780’s and 1790’s and in respect of the proceeds of subsequent sales of portions of those lands.

38.	Wikwemikong Indian Band Re: aboriginal title in islands in Lake Huron and Georgian Bay.

39.

The Begetikong Anishnabe First Nation (aka the Ojibways of Pic River) Chief Roy Michano, Councillor Duncan Michano and Councillor Arthur H. Fisher, the plaintiff First Nation claims to hold aboriginal title to a large tract of land on the northeastern shore of Lake Superior.

40.	Long Lake No. 58 First Nation. Plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

41.	Biinjitiwaabik Zaaging Anishinabek First Nation (Rocky Bay Band): claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

42.	Sand Point First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

43.	Pic Mobert First Nation: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

44.

Atikameksheng Anishna-wbek v Attorney General of Canada and HMQRO: claim for damages arising from the alleged unlawful alienation of the Plaintiff from reserve lands described in the Robinson-Huron Treaty.

45.	Pays Plat First Nation v. Canada and Ontario: claim in which plaintiffs allege that they hold exclusive aboriginal title over an area along the shore of Lake Superior.

46.	Whitesand First Nation & Red Rock First Nation Annuity Claims, Plaintiffs seek declaratory relief for increased annuity payable pursuant to Robinson-Superior Treaty 1850 has not been paid.

47.

Aundeck OMNI Kaning First Nation et al: Amended claim still seeks recognition of aboriginal title over waters surrounding Manitoulin Island. Litigation on hold while parties attempt to negotiate a resolution.

48.	Northwest Angle No. 33 First Nation: Claim for flooding and related damages and a declaration of fiduciary duty to the plaintiffs.

49.

Restoule et al. v. Canada and Ontario: The plaintiffs seek declaratory relief recognizing an obligation on the Crown, now and in the past, to increase [Robinson Huron] Treaty [of 1850] annuities to the extent the Crown can do so from the revenues generated by the surrendered lands, without incurring loss. They also seek an accounting and damages. The Ontario Court of Appeal released its decision in Restoule et. al. v. Canada and Ontario on November 5, 2021, finding that pursuant to the terms of the 1850 Treaties, the Crown is required to share net resource revenues from the Treaty territories with Treaty First Nations. The proportion or amount of sharing was not determined. Ontario’s application for leave to appeal the decision of the Court of Appeal to the Supreme Court of Canada was granted on June 23, 2022. A trial to determine liability, damages, and allocation of damages between Canada and Ontario is currently scheduled to commence in January 2023. The ultimate financial impact of this matter on Ontario cannot be determined at this time, although such impact is likely to be material. A liability will be recorded if a resolution adverse to the Province with respect to the claim is assessed as likely and the amount of such liability can be reasonably estimated.

50.	Grand Chief Coon Come, Mathew: Notice of Action for aboriginal title and rights over the traditional territory.

51.

Gull Bay First Nation v. Canada and Ontario: the plaintiff claims that the Crown did not survey the reserve to which the plaintiff is entitled under the Robinson Superior Treaty of 1850 in a timely manner, which resulted in a smaller – than agreed reserve.

52.

Kitigan Zibi Anishinabeg et al v. Attorney General of Canada, National Capital Commission and HMQRO: the plaintiffs on behalf of the Algonquin Anishinabe Nation asserts Aboriginal title over lands in Ottawa on the Ottawa River at the west end of the city core.

53.

Animbiigoo Zaagi’igan Anishinaabek First Nation v. Canada and Ontario: The plaintiff claims a treaty land entitlement pursuant to the Robinson Superior Treaty on the basis that the plaintiff community adhered to the treaty in 1850 by taking annuity payments.

54.

Red Rock First Nation and Whitesand First Nation v. Canada and Ontario: The plaintiffs claim a treaty land entitlement pursuant to the Robinson Superior Treaty on the basis that the plaintiff communities adhered to the treaty in 1850 by taking annuity payments.

55.

Iskatewizaagegan No. 39 Independent First Nation v. The City Of Winnipeg and HMQRO. The plaintiff claims compensation from Winnipeg pursuant to an Ontario Order-in-Council from 1913 allowing Winnipeg to enter upon and divert water from Shoal Lake where the plaintiff’s reserves are located. The plaintiff also claims damages from Ontario for breach of fiduciary duty.

CLAIMS AGAINST THE CROWN - CONCLUDED

As at March 31, 2022

56.

Chippewas of Saugeen and Nawash First Nations, regarding Bruce Peninsula, claim that the 1854 Treaty by which most of the Bruce Peninsula was surrendered to the Crown was not intended to include the beds of water bodies internal to the Peninsula of the shorelines of those water bodies or along the shores of Lake Huron or Georgian Bay.

57.

Foxgate Developments Inc. et al v. HMQRO: Notice of Claim for damages resulting from alleged losses suffered by the plaintiffs with respect to the disruption of their housing developments in the Caledonia area from protest activity.

58.

Ginoogaming First Nation v. Ontario et al.: Action by a Treaty 9 First Nation for damages, declarations and injunctions respecting an early mineral exploration permit issued in June 2019 and pending permit application.

59.

Mississaugas of Credit Nation claim asserting aboriginal title over portions of Lake Ontario, Lake Erie and water bodies (with flood pains) situated on lands in between. Also seeking monetary compensation for water bodies in third party hands.

60.

OECTA v ON; OSSTF v ON; ETFO/AEFO v ON; OPSEU v ON; AMAPCEO v ON; UNIFOR v ON; OFL Coalition v ON; ERFP v ON; CUASA v ON; Society of United Professionals v ON; PWU v ON. Challenge on whether Bill 124, Protecting a Sustainable Public Sector for Future Generations Act, 2019 and the Crown’s conduct in 2019 central bargaining with teachers’ unions infringe 2(d) and 2(b).

61.

Ontario Principals’ Council and Catholic Principals’ Council of Ontario v. Her Majesty the Queen in Right of Ontario (Ministry of Education). Applicant groups claim discriminatory pay inequity dating back to 1997, when the salary benchmarks under the Grants for Student Needs regulations were first established.

62.

Sifto Canada Corp. v. The Minister of Finance, Multiple tax appeals filed by same taxpayer for several taxation years. The primary issue concerns the methodology required to be used by Sifto to compute its “profit” for the purposes of the Act.

63.	Bemco Confectionary and Sales Ltd.et al v. Minister of Finance: The Assessments under appeal relate to the sale of Cigars and Other Tobacco and include sales as far back as April 2010.

64.

Tennant Energy LLC. v. Government of Canada, Tennant Energy LLC alleges that measures and actions taken by the Government of Ontario in relation to the feed-in tariff (FIT) program and the Green Energy Investment Agreement (GEIA) violate its rights under NAFTA, Chapter 11.

65.

Windstream Energy LLC v. Government of Canada, Windstream Energy LLC alleges that measures and actions taken by the Government of Ontario in relation to its feed-in tariff (FIT) contract in the context of Ontario’s offshore wind moratorium, including the termination of the FIT contract violate Windstream’s rights under NAFTA, Chapter 11.

66.

Application by Access Copyright to the Copyright Board of Canada to determine the tariff rate respecting a licence to reproduce educational materials. Application relates to the years 2016-19 and 2020-22. The Copyright Consortium has filed an objection to Access Copyright’s proposed tariff rate.

67.

West Corridor Constructors General Partnership and Her Majesty the Queen in right of Ontario as represented by the Minister of Transportation as represented by Infrastructure Ontario. Various disputes and claims by the contractor relating to Covid-related claims on the 401 Extension/Expansion Project.

68.	Wheatley Gas Leak – Notice of Claim in a proposed class action related to the recurring gas leak and explosion in Wheatley Ontario.

69.	Katherine Gandy and Emily Walker v. HMQRO et al. Proposed class action alleging that, by issuing birth alerts, Ontario and CASs breached pregnant persons’ fundamental constitutional rights.

70.

Grand Chief Stan Louttit, in his personal and representative capacities, and George Wesley v. Her Majesty the queen in right of Ontario. An application under the Human Rights Code alleging systemic discrimination on the basis of ancestry, place of origin and race in the provision of policing facilities and policing services.

*	Updated for changes up to date of release of Public Accounts.

Economic Data Tables

The following tables present a comprehensive review of Ontario’s economy including, GDP information, imports and exports, demographics and labour markets between 2008-2022. Note: Updated as of October 14, 2022.

Ontario, Gross Domestic Product, 2008–2021							Table 1
	($ Billions)
	2008	2009	2010	2011	2012	2013	2014
Real GDP (chained $2012)	657.7	637.3	656.1	671.9	680.8	690.3	707.6
Household Consumption	359.5	359.4	372.4	378.7	384.3	392.6	403.0
Residential Construction	45.4	42.7	46.2	47.9	50.1	49.2	49.5
Non-residential Construction	17.6	16.6	16.9	20.7	22.4	21.4	23.8
Machinery and Equipment	26.5	20.3	22.3	23.0	22.8	20.2	23.5
Exports	339.9	294.7	318.9	336.0	344.1	355.6	370.8
Imports	324.3	287.6	321.4	338.2	341.4	347.8	366.9
Nominal GDP	609.1	598.5	631.6	660.4	680.8	696.2	727.0
Primary Household Income	415.4	413.5	424.9	444.8	459.9	473.8	490.4
Compensation of Employees	328.2	323.2	333.7	349.0	360.5	372.0	384.5
Net Operating Surplus - Corporations	66.0	56.0	74.4	83.4	85.9	84.8	94.2

Table 1 (continued)	($ Billions)
	2015	2016	2017	2018	2019	2020	2021
Real GDP (chained $2012)	724.9	740.2	761.0	787.0	803.1	762.2	795.2
Household Consumption	415.1	425.2	443.0	456.3	463.6	427.6	444.9
Residential Construction	53.3	57.5	57.9	56.1	56.2	60.0	69.1
Non-residential Construction	26.7	24.6	24.7	28.2	28.6	28.6	29.8
Machinery and Equipment	25.8	22.7	24.1	25.8	25.6	22.4	25.3
Exports	379.2	384.6	386.4	397.5	406.5	376.8	380.9
Imports	376.6	378.9	390.7	400.3	402.7	366.8	389.0
Nominal GDP	760.4	790.7	825.0	860.1	892.2	866.9	970.0
Primary Household Income	512.6	520.5	541.5	567.5	592.6	590.7	638.5
Compensation of Employees	401.8	409.0	427.6	453.5	473.6	472.1	516.0
Net Operating Surplus - Corporations	97.2	109.7	111.4	113.2	111.7	123.1	152.8

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Gross Domestic Product, 2008–2021							Table 2
	(Per Cent Change)
	2008	2009	2010	2011	2012	2013	2014
Real GDP (chained $2012)	0.0	(3.1)	3.0	2.4	1.3	1.4	2.5
Household Consumption	2.4	0.0	3.6	1.7	1.5	2.2	2.7
Residential Construction	(4.7)	(6.0)	8.1	3.6	4.7	(1.8)	0.7
Non-residential Construction	(5.3)	(5.9)	1.6	22.7	8.0	(4.4)	11.2
Machinery and Equipment	1.3	(23.4)	9.7	3.2	(0.9)	(11.1)	16.0
Exports	(6.4)	(13.3)	8.2	5.4	2.4	3.4	4.3
Imports	(2.4)	(11.3)	11.7	5.2	1.0	1.9	5.5
Nominal GDP	1.1	(1.7)	5.5	4.6	3.1	2.3	4.4
Primary Household Income	2.8	(0.5)	2.8	4.7	3.4	3.0	3.5
Compensation of Employees	2.9	(1.5)	3.2	4.6	3.3	3.2	3.4
Net Operating Surplus - Corporations	(9.9)	(15.2)	32.9	12.1	3.0	(1.2)	11.0

Table 2 (continued)	(Per Cent Change)
	2015	2016	2017	2018	2019	2020	2021
Real GDP (chained $2012)	2.5	2.1	2.8	3.4	2.0	(5.1)	4.3
Household Consumption	3.0	2.4	4.2	3.0	1.6	(7.8)	4.0
Residential Construction	7.7	7.8	0.8	(3.2)	0.3	6.8	15.1
Non-residential Construction	12.1	(7.7)	0.4	14.3	1.4	(0.1)	4.2
Machinery and Equipment	9.9	(12.0)	6.4	6.9	(0.5)	(12.6)	12.6
Exports	2.3	1.4	0.5	2.9	2.3	(7.3)	1.1
Imports	2.6	0.6	3.1	2.5	0.6	(8.9)	6.0
Nominal GDP	4.6	4.0	4.3	4.3	3.7	(2.8)	11.9
Primary Household Income	4.5	1.5	4.0	4.8	4.4	(0.3)	8.1
Compensation of Employees	4.5	1.8	4.6	6.1	4.4	(0.3)	9.3
Net Operating Surplus - Corporations	3.2	12.9	1.6	1.6	(1.3)	10.2	24.2

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2018–2021				Table 3
	(Chained $2012 Millions)
	2018	2019	2020	2021
Goods Producing Industries	170,522	169,535	160,827	166,971
Primary	15,419	15,716	15,551	16,069
Utilities	13,614	13,740	13,336	12,917
Construction	53,030	52,552	53,794	57,319
Manufacturing[1]	88,573	87,764	78,372	81,191
Services Producing Industries	565,325	581,138	552,498	579,383
Wholesale Trade	47,772	48,676	48,035	49,516
Retail Trade	36,049	36,717	35,181	37,230
Transportation and Warehousing	29,104	29,324	22,211	22,288
Information and Cultural	29,454	31,291	30,640	32,147
Finance and Insurance	71,423	73,617	77,419	80,784
Real Estate, Rental and Leasing	95,039	97,671	98,904	101,658
Professional and Administrative Services	75,096	78,810	74,328	78,801
Management of Companies and Enterprises	3,016	2,439	1,724	1,265
Education	42,391	42,953	40,028	42,659
Health Care and Social Services	48,720	50,291	47,552	51,524
Arts, Entertainment and Recreation	6,182	6,353	3,362	3,410
Accommodation and Food	15,099	15,631	9,906	11,272
Other Services	14,060	14,104	11,827	12,793
Public Administration	52,132	53,411	52,347	54,627
Total Production	735,936	750,793	713,444	746,495

[1]	See Table 5 for detailed manufacturing industries.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Real Gross Domestic Product by Industry at Basic Prices, 2018–2021				Table 4
	(Per Cent Change)
	2018	2019	2020	2021
Goods Producing Industries	4.3	(0.6)	(5.1)	3.8
Primary	1.3	1.9	(1.0)	3.3
Utilities	3.2	0.9	(2.9)	(3.1)
Construction	7.3	(0.9)	2.4	6.6
Manufacturing[1]	3.4	(0.9)	(10.7)	3.6
Services Producing Industries	3.1	2.8	(4.9)	4.9
Wholesale Trade	3.2	1.9	(1.3)	3.1
Retail Trade	2.9	1.9	(4.2)	5.8
Transportation and Warehousing	1.2	0.8	(24.3)	0.3
Information and Cultural	5.5	6.2	(2.1)	4.9
Finance and Insurance	2.8	3.1	5.2	4.3
Real Estate, Rental and Leasing	2.1	2.8	1.3	2.8
Professional and Administrative Services	5.8	4.9	(5.7)	6.0
Management of Companies and Enterprises	(26.2)	(19.1)	(29.3)	(26.6)
Education	3.6	1.3	(6.8)	6.6
Health Care and Social Services	3.6	3.2	(5.4)	8.4
Arts, Entertainment and Recreation	0.1	2.8	(47.1)	1.4
Accommodation and Food	2.7	3.5	(36.6)	13.8
Other Services	1.5	0.3	(16.1)	8.2
Public Administration	3.8	2.5	(2.0)	4.4
Total Production	3.4	2.0	(5.0)	4.6

[1]	See Table 6 for detailed manufacturing industries.

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2018–2021				Table 5
	(Chained $2012 Millions)
	2018	2019	2020	2021
Manufacturing (Total)	88,573	87,764	78,372	81,191
Food, Beverage and Tobacco Products	13,617	13,965	13,880	14,477
Textile, Clothing and Leather Products	974	926	778	800
Wood Products and Furniture	3,978	4,008	3,531	3,653
Paper Products and Printing	4,794	4,620	4,119	3,943
Chemical and Petroleum Products	12,517	12,599	11,927	12,447
Plastic and Rubber Products	5,135	5,027	4,607	4,929
Primary Metal and Fabricated Metal Products	11,262	10,767	9,284	9,359
Machinery	8,281	7,944	6,823	8,003
Electrical and Electronic Products	5,621	5,577	4,883	5,356
Transportation Equipment	17,389	17,244	13,130	12,178
Other Manufacturing	5,291	5,436	5,709	6,524

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Growth in Real Gross Domestic Product at Basic Prices by Detailed Manufacturing Industries, 2018–2021				Table 6
	(Per Cent Change)
	2018	2019	2020	2021
Manufacturing (Total)	3.4	(0.9)	(10.7)	3.6
Food, Beverage and Tobacco Products	1.4	2.6	(0.6)	4.3
Textile, Clothing and Leather Products	4.1	(5.0)	(15.9)	2.8
Wood Products and Furniture	3.2	0.7	(11.9)	3.5
Paper Products and Printing	(1.8)	(3.6)	(10.8)	(4.3)
Chemical and Petroleum Products	8.7	0.7	(5.3)	4.4
Plastic and Rubber Products	(1.6)	(2.1)	(8.3)	7.0
Primary Metal and Fabricated Metal Products	3.7	(4.4)	(13.8)	0.8
Machinery	7.6	(4.1)	(14.1)	17.3
Electrical and Electronic Products	6.3	(0.8)	(12.4)	9.7
Transportation Equipment	2.0	(0.8)	(23.9)	(7.3)
Other Manufacturing	0.9	2.8	5.0	14.3

Sources: Statistics Canada and Ontario Ministry of Finance.

Ontario, Housing Market Indicators, 2018–2021				Table 7
	2018	2019	2020	2021
New Housing Market
Residential Construction, Current $ Millions	70,265	72,058	81,855	110,048
Per Cent Change	(1.9)	2.6	13.6	34.4
Real Residential Construction ($2012 Millions)	56,075	56,222	60,024	69,075
Per Cent Change	(3.2)	0.3	6.8	15.1
Housing Starts (Units)	78,742	68,985	81,305	99,566
Per Cent Change	(0.5)	(12.4)	17.9	22.5
Of which: Single-detached, urban areas (Units)	21,537	18,259	20,922	25,756
Per Cent Change	(18.2)	(15.2)	14.6	23.1
Multiple, urban areas (Units)	54,421	49,605	57,996	66,528
Per Cent Change	11.4	(8.8)	16.9	14.7
New Housing Price Index (Dec. 2016=100)	104	105	108	119
Per Cent Change	1.0	0.4	2.7	10.7
Resale Market
Home Resales (Units)	192,453	209,830	228,304	270,700
Per Cent Change	(12.4)	9.0	8.8	18.6
Average Resale Price ($)	571,835	608,089	705,382	871,869
Per Cent Change	(2.5)	6.3	16.0	23.6

Sources:	Statistics Canada, Canada Mortgage and Housing Corporation, Canadian Real Estate Association and Ontario Ministry of Finance.

Selected Financial Indicators, 2008–2021							Table 8
	(Per Cent)
	2008	2009	2010	2011	2012	2013	2014

Interest Rates
Bank Rate	3.2	0.6	0.9	1.3	1.3	1.3	1.3
Prime Rate	4.8	2.4	2.6	3.0	3.0	3.0	3.0
10-Year Government Bonds	3.6	3.3	3.2	2.8	1.9	2.3	2.2
Three-month T-Bills	2.3	0.3	0.6	0.9	0.9	1.0	0.9
Mortgage Rates
5-Year Rate	7.1	5.7	5.6	5.4	5.3	5.2	4.9
1-Year Rate	6.7	4.1	3.5	3.5	3.2	3.1	3.1

Table 8 (continued)							(Per Cent)
	2015	2016	2017	2018	2019	2020	2021

Interest Rates
Bank Rate	0.9	0.8	1.0	1.7	2.0	0.8	0.5
Prime Rate	2.8	2.7	2.9	3.6	4.0	2.8	2.5
10-Year Government Bonds	1.5	1.3	1.8	2.3	1.6	0.7	1.4
Three-month T-Bills	0.5	0.5	0.7	1.4	1.7	0.4	0.1
Mortgage Rates
5-Year Rate	4.7	4.7	4.8	5.3	5.3	4.9	4.8
1-Year Rate	3.0	3.1	3.2	3.5	3.6	3.2	2.8

Source: Bank of Canada.

Ontario, International Merchandise Exports[1] by Major Commodity[2], 2021				Table 9
		Value ($ Millions)	2021 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	47,242	(9.5)	24.0
2	Precious metals & stones	24,263	(7.1)	12.3
3	Mechanical equipment	19,189	4.5	9.7
4	Plastic products	9,853	23.3	5.0
5	Iron and steel	9,198	89.8	4.7
6	Electrical machinery	7,261	5.9	3.7
7	Pharmaceutical products	5,544	(17.1)	2.8
8	Cereal and baked products	5,035	11.6	2.6
9	Scientific, photo & med eqmt	4,025	5.9	2.0
10	Oils & other petroleum products	3,916	60.5	2.0
11	Iron and steel products	3,864	41.4	2.0
12	Furniture and accessories	3,684	4.4	1.9
13	Aluminium & articles	3,213	34.0	1.6
14	Wood products	3,074	52.7	1.6
15	Nickel & articles thereof	2,822	14.8	1.4
16	Miscellaneous chemical products	2,773	23.0	1.4
17	Inorganic chemicals	2,578	43.0	1.3
18	Paper products	2,180	(2.4)	1.1
19	Vegetables	1,915	(2.1)	1.0
20	Aircraft and parts	1,896	(22.3)	1.0
21	Copper & articles thereof	1,623	57.7	0.8
22	Meat	1,589	18.1	0.8
23	Organic chemicals	1,531	22.5	0.8
24	Perfumes and cosmetics	1,527	17.0	0.8
25	Rubber products	1,457	14.5	0.7
	All other commodities	25,764	10.3	13.1
	Total Exports	197,014	5.3	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.
[2]	Product groupings based on two-digit Harmonized System codes.

Source: Statistics Canada.

Ontario, International Merchandise Imports by Major Commodity[1], 2021				Table 10
		Value ($ Millions)	2021 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	65,700	8.8	17.6
2	Mechanical equipment	53,222	7.7	14.3
3	Electrical machinery	39,969	7.2	10.7
4	Precious metals & stones	18,668	(4.7)	5.0
5	Pharmaceutical products	18,261	17.9	4.9
6	Plastic products	16,608	19.1	4.5
7	Scientific, photo & med eqmt	11,055	8.9	3.0
8	Iron and steel	7,927	76.5	2.1
9	Oils & other petroleum products	7,692	43.7	2.1
10	Iron and steel products	7,422	22.7	2.0
11	Furniture and accessories	6,835	9.9	1.8
12	Organic chemicals	6,292	12.2	1.7
13	Miscellaneous chemical products	4,508	11.3	1.2
14	Paper products	4,505	2.5	1.2
15	Rubber products	4,430	15.8	1.2
16	Toys and sporting goods	3,951	28.9	1.1
17	Perfumes and cosmetics	3,790	3.5	1.0
18	Aluminium & articles	3,772	20.9	1.0
19	Fruit and nuts	3,567	2.5	1.0
20	Knitted clothes	3,327	27.2	0.9
21	Beverages	3,101	8.1	0.8
22	Cereal and baked products	3,042	(6.4)	0.8
23	Miscellaneous food products	3,036	(1.0)	0.8
24	Soap and wax	2,586	(9.8)	0.7
25	Vegetables	2,478	(2.4)	0.7
	All other commodities	64,188	7.3	17.2
	Domestic Imports	369,931	9.9	99.3
	Re-imports[2]	2,555	15.4	0.7
	Total Imports	372,486	9.9	100.0

[1]	Product groupings based on two-digit Harmonized System codes. Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, International Merchandise Exports[1] by Top 25 Trading Partners, 2021				Table 11
		Exports ($ Millions)	2021 Growth (Per Cent)	Per Cent of Total
1	United States	152,892	6.3	77.6
2	United Kingdom	13,052	(20.2)	6.6
3	Germany	3,069	7.0	1.6
4	China	2,818	12.2	1.4
5	Norway	2,800	32.3	1.4
6	Mexico	2,790	10.6	1.4
7	Hong Kong	2,380	177.0	1.2
8	Japan	2,010	(8.0)	1.0
9	Saudi Arabia	1,909	45.3	1.0
10	Italy	1,066	(34.0)	0.5
11	Netherlands	1,009	29.8	0.5
12	South Korea	931	38.5	0.5
13	France	699	(15.0)	0.4
14	Belgium	610	7.1	0.3
15	Australia	580	13.7	0.3
16	Taiwan	428	27.4	0.2
17	Switzerland	415	19.1	0.2
18	Singapore	350	25.6	0.2
19	India	338	(16.6)	0.2
20	United Arab Emirates	299	16.7	0.2
21	Spain	299	15.0	0.2
22	Ireland	286	(27.4)	0.1
23	Brazil	263	(14.5)	0.1
24	Thailand	231	27.7	0.1
25	Chile	228	11.8	0.1
	All other countries	5,263	12.0	2.7
	Total Exports	197,014	5.3	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.

Source: Statistics Canada.

Ontario, International Merchandise Imports[1] by Top 25 Trading Partners, 2021				Table 12
		Imports ($ Millions)	2021 Growth (Per Cent)	Per Cent of Total
1	United States	196,035	10.8	52.6
2	China	49,423	8.1	13.3
3	Mexico	25,778	10.3	6.9
4	Japan	10,398	7.4	2.8
5	Germany	9,256	8.4	2.5
6	South Korea	7,325	13.3	2.0
7	Vietnam	5,807	16.7	1.6
8	Italy	5,272	18.7	1.4
9	Switzerland	4,168	(10.6)	1.1
10	Taiwan	3,971	32.0	1.1
11	Brazil	3,731	5.5	1.0
12	India	3,314	27.3	0.9
13	Peru	3,161	4.3	0.8
14	United Kingdom	2,992	(4.0)	0.8
15	Thailand	2,414	18.6	0.6
16	Malaysia	2,337	16.8	0.6
17	France	2,306	0.9	0.6
18	Belgium	2,166	10.4	0.6
19	Ireland	2,001	(20.1)	0.5
20	Spain	1,879	15.8	0.5
21	Netherlands	1,471	17.6	0.4
22	Turkey	1,286	47.6	0.3
23	South Africa	1,266	(22.1)	0.3
24	Sweden	1,175	0.6	0.3
25	Egypt	1,038	(12.7)	0.3
	All other countries	19,959	10.6	5.4
	Domestic Imports	369,931	9.9	99.3
	Re-imports[2]	2,555	15.4	0.7
	Total Imports	372,486	9.9	100.0

[1]	Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Source: Statistics Canada.

Ontario, Selected Demographic Characteristics, 2015–2022[1]								Table 13
	2015	2016	2017	2018	2019	2020	2021	2022
Total Population (000s)	13,707	13,875	14,070	14,309	14,545	14,726	14,809	15,109
Annual average Growth over Preceding Year (%)	0.7	1.2	1.4	1.7	1.6	1.2	0.6	2.0
Median Age (Years)	40.7	40.7	40.7	40.6	40.5	40.5	40.7	40.4
Age Group Shares (%)
0–4	5.2	5.2	5.1	5.0	5.0	4.9	4.8	4.7
5–14	11.0	11.0	10.9	10.8	10.7	10.6	10.5	10.4
15–24	13.0	12.9	13.0	13.0	13.0	12.8	12.4	12.6
25–44	26.6	26.5	26.5	26.7	27.0	27.3	27.6	28.0
45–64	28.2	28.1	27.9	27.5	27.1	26.7	26.5	25.9
65–74	8.9	9.2	9.4	9.6	9.8	10.0	10.3	10.3
75+	7.0	7.1	7.2	7.3	7.5	7.6	7.8	8.0
Total Fertility Rate[2]	1.53	1.52	1.50	1.46	1.42	1.34	—	—
Life Expectancy at Birth (Years)
Female	84.3	84.4	84.4	84.4	84.7	84.4	—	—
Male	80.5	80.4	80.2	80.2	80.4	79.9	—	—
Families (000s)	3,800	3,832	3,883	3,953	4,010	4,055	4,111	—
Households (000s)[3]	—	—	5,169	—	—	—	5,491	—

[1]	Population estimates are for July 1.
[2]	Calendar-year data.
[3]	Households are from Census enumeration.

Source: Statistics Canada.

Ontario, Components of Population Growth, 2012-13 to 2021-22[1]					Table 14
	(Thousands)
	2012-13	2013-14	2014-15	2015-16	2016-17
Population at Beginning of Period	13,391	13,511	13,618	13,707	13,875
Births	141	140	140	140	141
Deaths	93	94	98	97	102
Immigrants	106	102	90	120	98
Net Emigrants[2]	24	25	24	25	19
Net Change in Non-permanent Residents	16	11	2	31	63
Interprovincial Arrivals	55	57	63	72	72
Interprovincial Departures	69	72	72	63	58
Population Growth During Period	120	107	90	168	195
Population at End of Period[3]	13,511	13,618	13,707	13,875	14,070
Population Growth (%)	0.9	0.8	0.7	1.2	1.4

Table 14 (continued)	(Thousands)
	2017-18	2018-19	2019-20	2020-21	2021-22
Population at Beginning of Period	14,070	14,309	14,545	14,726	14,809
Births	141	140	140	137	142
Deaths	107	106	112	116	121
Immigrants	132	139	127	108	227
Net Emigrants[2]	16	16	15	8	18
Net Change in Non-permanent Residents	78	72	37	-19	117
Interprovincial Arrivals	70	67	75	56	70
Interprovincial Departures	60	60	72	75	117
Population Growth During Period	239	236	181	83	300
Population at End of Period[3]	14,309	14,545	14,726	14,809	15,109
Population Growth (%)	1.7	1.6	1.2	0.6	2.0

[1]	Data are from July 1 to June 30 (Census year).
[2]	Net Emigrants = Emigrants plus net change in temporary emigrants minus returning emigrants.
[3]	The sum of the components does not equal the total change in population due to residual deviation.

Source: Statistics Canada.

Ontario, Labour Force, 2008–2021							Table 15
	2008	2009	2010	2011	2012	2013	2014
Labour Force (000s)	7,052	7,063	7,138	7,207	7,239	7,325	7,345
Annual Labour Force Growth (%)	1.1	0.2	1.1	1.0	0.4	1.2	0.3
Participation Rate (%)
Male	72.4	71.5	71.1	71.1	70.7	70.5	70.2
Female	62.8	62.3	62.3	62.0	61.5	61.9	61.3
Share of Labour Force (%)
Youth (15–24)	16.2	15.7	15.3	15.5	15.1	15.1	15.1
Older Workers (55+)	15.2	15.9	16.9	17.3	18.0	18.4	19.3

Table 15 (continued)
	2015	2016	2017	2018	2019	2020	2021
Labour Force (000s)	7,343	7,409	7,507	7,609	7,816	7,766	8,007
Annual Labour Force Growth (%)	0.0	0.9	1.3	1.4	2.7	-0.6	3.1
Participation Rate (%)
Male	70.0	69.6	69.3	68.8	69.5	68.4	69.7
Female	60.5	60.4	60.2	60.1	60.4	58.9	60.2
Share of Labour Force (%)
Youth (15–24)	14.9	14.5	14.7	14.8	14.7	14.2	14.0
Older Workers (55+)	19.8	20.5	20.8	21.0	21.5	21.9	22.1

Source: Statistics Canada.

Ontario, Employment, 2008–2021							Table 16
	2008	2009	2010	2011	2012	2013	2014
Total Employment (000s)	6,588	6,416	6,515	6,638	6,667	6,768	6,809
Male	3,442	3,301	3,366	3,449	3,470	3,509	3,549
Female	3,146	3,115	3,149	3,189	3,197	3,259	3,260
Annual Employment Growth (%)	0.9	(2.6)	1.5	1.9	0.4	1.5	0.6
Net Job Creation (000s)	61	(172)	99	124	29	101	41
Public-sector Employment (000s)	1,255	1,233	1,253	1,303	1,290	1,310	1,298
Private-sector Employment (000s)	4,348	4,181	4,257	4,331	4,347	4,405	4,474
Self-employment (000s)	984	1,001	1,005	1,004	1,030	1,053	1,038
Manufacturing Employment
(% of total)	13.5	12.1	11.8	11.6	11.7	11.2	10.9
Services Employment
(% of total)	77.2	78.8	78.9	78.9	78.9	79.6	79.9
Part-time (% of total)	18.7	19.6	19.6	19.2	19.2	19.5	19.4
Average Hours Worked Per Week[1]	36.7	35.9	36.0	36.3	36.5	36.3	35.8

Table 16 (continued)
	2015	2016	2017	2018	2019	2020	2021
Total Employment (000s)	6,845	6,921	7,053	7,173	7,377	7,022	7,366
Male	3,584	3,623	3,692	3,761	3,875	3,722	3,886
Female	3,261	3,299	3,360	3,413	3,502	3,300	3,481
Annual Employment Growth (%)	0.5	1.1	1.9	1.7	2.8	(4.8)	4.9
Net Job Creation (000s)	36	76	131	121	204	(355)	345
Public-sector Employment (000s)	1,281	1,294	1,319	1,360	1,375	1,359	1,457
Private-sector Employment (000s)	4,506	4,544	4,640	4,717	4,831	4,542	4,808
Self-employment (000s)	1,059	1,084	1,094	1,097	1,171	1,121	1,102
Manufacturing Employment
(% of total)	10.8	10.9	10.9	10.7	10.3	10.5	10.5
Services Employment
(% of total)	79.6	79.4	79.6	79.6	80.1	79.9	80.1
Part-time (% of total)	18.8	18.9	19.0	18.5	18.7	17.4	17.6
Average Hours Worked Per Week[1]	36.3	36.3	36.0	36.4	35.9	35.9	36.2

[1]	Average actual hours worked per week at all jobs, excluding persons not at work, in reference week.

Source: Statistics Canada.

Ontario, Unemployment, 2008–2021							Table 17
	2008	2009	2010	2011	2012	2013	2014
Total Unemployment (000s)	464	647	623	569	572	557	536
Unemployment Rate (%)	6.6	9.2	8.7	7.9	7.9	7.6	7.3
Male	6.9	10.4	9.3	8.2	8.2	8.0	7.5
Female	6.3	7.8	8.1	7.6	7.5	7.2	7.1
Greater Toronto Area (GTA)[1]	6.9	9.6	9.2	8.4	8.8	8.2	8.0
Northern Ontario	6.7	9.0	8.3	7.8	7.2	7.5	6.6
Youth (15–24)	13.4	17.1	17.0	15.5	16.6	15.9	15.2
Older Workers (55+)	5.0	6.7	6.5	6.1	5.9	5.6	5.5
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	13.8	18.8	24.9	24.3	22.8	23.1	22.9
Youth (15–24)	33.0	29.4	29.9	30.4	31.6	31.5	31.5
Older Workers (55+)	11.6	11.6	12.5	13.5	13.3	13.4	14.4
Average Duration (weeks)	14.8	18.5	22.0	22.5	22.3	21.9	22.5
Youth (15–24)	8.3	11.0	11.4	12.2	12.7	12.7	13.3
Older Workers (55+)	22.8	31.0	34.4	34.8	33.3	31.6	33.4

Table 17 (continued)

	2015	2016	2017	2018	2019	2020	2021
Total Unemployment (000s)	498	488	454	436	439	744	640
Unemployment Rate (%)	6.8	6.6	6.0	5.7	5.6	9.6	8.0
Male	7.0	6.8	6.3	5.7	5.8	9.2	8.0
Female	6.5	6.3	5.8	5.7	5.5	10.0	8.0
Greater Toronto Area (GTA)[1]	7.1	7.0	6.5	6.2	6.0	10.7	9.0
Northern Ontario	7.2	7.2	6.5	6.0	6.1	7.8	6.8
Youth (15–24)	14.3	13.7	12.2	11.8	12.0	22.0	15.7
Older Workers (55+)	5.0	5.0	4.6	4.3	4.2	7.0	7.2
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	20.0	20.0	19.5	16.9	15.0	14.7	28.3
Youth (15–24)	31.4	30.4	29.6	30.4	31.4	32.5	27.4
Older Workers (55+)	14.5	15.5	15.7	15.8	16.1	16.1	20.0
Average Duration (weeks)	20.0	20.0	19.3	17.2	15.8	15.3	23.2
Youth (15–24)	12.3	11.2	10.6	9.6	9.3	11.8	14.8
Older Workers (55+)	30.1	30.8	31.3	28.5	26.5	20.8	29.1

[1]	Based on Economic Region 530, which closely matches the GTA, the main exception being that it excludes the city of Burlington.

Source: Statistics Canada.

Ontario, Employment by Industry, 2012–2021					Table 18
	(Thousands)
	2012	2013	2014	2015	2016
Goods Producing Industries	1,407	1,381	1,366	1,394	1,425
Primary Industries	124	118	113	120	115
Manufacturing	777	758	739	740	757
Construction	454	453	462	484	505
Utilities	52	52	52	50	49
Services Producing Industries	5,260	5,387	5,443	5,452	5,496
Trade	992	999	1,026	1,026	1,019
Transportation and Warehousing	312	336	328	321	328
Finance, Insurance, Real Estate and Leasing	491	505	502	533	547
Professional, Scientific and Technical Services	536	546	562	582	588
Business, Building and Other Support	295	323	330	325	322
Educational Services	466	481	493	513	494
Health Care and Social Assistance	769	788	796	798	829
Information, Culture and Recreation	316	308	312	304	308
Accommodation and Food Services	419	432	447	437	442
Public Administration	369	373	364	340	350
Other Services	295	296	284	273	270
Total Employment	6,667	6,768	6,809	6,845	6,921

Table 18 (continued)	Ontario, Employment by Industry, 2012–2021
	(Thousands)
	2017	2018	2019	2020	2021
Goods Producing Industries	1,439	1,464	1,467	1,411	1,467
Primary Industries	108	107	110	108	103
Manufacturing	770	769	762	738	776
Construction	513	530	540	515	534
Utilities	48	58	56	51	53
Services Producing Industries	5,613	5,710	5,910	5,611	5,900
Trade	1,057	1,059	1,084	1,024	1,069
Transportation and Warehousing	341	374	396	358	373
Finance, Insurance, Real Estate and Leasing	558	568	590	607	625
Professional, Scientific and Technical Services	621	625	668	665	739
Business, Building and Other Support	308	313	313	295	287
Educational Services	489	517	541	516	546
Health Care and Social Assistance	859	844	901	870	919
Information, Culture and Recreation	303	306	297	272	304
Accommodation and Food Services	444	460	449	338	356
Public Administration	368	357	373	382	406
Other Services	267	286	299	285	276
Total Employment	7,053	7,173	7,377	7,022	7,366

Note:     Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Ontario, Growth in Employment by Industry, 2012–2021					Table 19
	(Per Cent Change)
	2012	2013	2014	2015	2016
Goods Producing Industries	0.7	(1.8)	(1.1)	2.0	2.2
Primary Industries	(3.2)	(5.2)	(4.2)	6.4	(4.3)
Manufacturing	0.7	(2.4)	(2.5)	0.1	2.3
Construction	2.0	(0.3)	2.0	4.7	4.3
Utilities	(1.3)	1.0	0.0	(4.0)	(2.8)
Services Producing Industries	0.4	2.4	1.0	0.2	0.8
Trade	(1.0)	0.7	2.7	0.0	(0.7)
Transportation and Warehousing	(3.2)	7.7	(2.4)	(2.2)	2.2
Finance, Insurance, Real Estate and Leasing	(1.1)	2.8	(0.6)	6.2	2.6
Professional, Scientific and Technical Services	0.6	2.0	2.8	3.6	0.9
Business, Building and Other Support	1.5	9.5	2.2	(1.4)	(0.9)
Educational Services	0.8	3.0	2.6	4.2	(3.7)
Health Care and Social Assistance	1.6	2.5	1.0	0.2	3.9
Information, Culture and Recreation	(5.7)	(2.4)	1.1	(2.7)	1.5
Accommodation and Food Services	7.2	3.2	3.5	(2.3)	1.0
Public Administration	0.8	1.0	(2.5)	(6.5)	2.9
Other Services	3.0	0.3	(4.1)	(3.9)	(1.1)
Total Employment	0.4	1.5	0.6	0.5	1.1

Table 19 (continued)	Ontario, Growth in Employment by Industry, 2012–2021
	(Per Cent Change)
	2017	2018	2019	2020	2021
Goods Producing Industries	1.0	1.7	0.2	(3.9)	4.0
Primary Industries	(5.7)	(1.2)	2.8	(2.0)	(4.4)
Manufacturing	1.8	(0.1)	(1.0)	(3.2)	5.2
Construction	1.7	3.2	2.0	(4.7)	3.7
Utilities	(2.1)	21.2	(3.6)	(9.2)	5.3
Services Producing Industries	2.1	1.7	3.5	(5.1)	5.2
Trade	3.7	0.2	2.4	(5.6)	4.4
Transportation and Warehousing	4.0	9.8	5.7	(9.7)	4.3
Finance, Insurance, Real Estate and Leasing	1.9	1.8	4.0	2.8	3.0
Professional, Scientific and Technical Services	5.7	0.6	6.9	(0.5)	11.1
Business, Building and Other Support	(4.3)	1.6	(0.2)	(5.7)	(2.6)
Educational Services	(1.1)	5.7	4.7	(4.6)	5.9
Health Care and Social Assistance	3.6	(1.7)	6.6	(3.4)	5.6
Information, Culture and Recreation	(1.8)	1.1	(3.1)	(8.4)	11.7
Accommodation and Food Services	0.5	3.8	(2.5)	(24.7)	5.4
Public Administration	5.1	(3.0)	4.5	2.4	6.2
Other Services	(1.0)	6.8	4.6	(4.6)	(3.2)
Total Employment	1.9	1.7	2.8	(4.8)	4.9

Note:     Industrial groupings based on North American Industry Classification System (NAICS).

Source: Statistics Canada.

Ontario, Labour Compensation, 2008–2021							Table 20
	2008	2009	2010	2011	2012	2013	2014
Average Weekly Earnings ($)[1]	838.34	848.77	881.36	893.40	906.10	920.09	938.50
Increase (%)	2.3	1.2	3.8	1.4	1.4	1.5	2.0
CPI Inflation (%)	2.3	0.4	2.5	3.1	1.4	1.0	2.4
AWE Increase Less CPI Inflation (%)	0.1	0.9	1.4	(1.7)	0.0	0.6	(0.4)
AWE – Manufacturing ($)	999.72	950.13	999.23	1,006.42	1,036.99	1,050.59	1,071.73
Increase (%)	0.2	(5.0)	5.2	0.7	3.0	1.3	2.0
Increase Less CPI Inflation (%)	(2.0)	(5.3)	2.7	(2.4)	1.6	0.3	(0.3)
Wage Settlement Increases (%)[2]
All Sectors	2.7	2.2	2.0	1.7	1.3	1.0	1.5
Public	3.1	2.4	1.9	1.6	1.4	0.5	1.4
Private	2.0	1.2	2.0	1.9	1.2	2.3	1.9
Person Days Lost Due to Strikes and Lockouts (000s)	282	1,550	705	352	201	288	132
Minimum Wage at Year-end ($/hour)	8.75	9.50	10.25	10.25	10.25	10.25	11.00

Table 20 (continued)
	2015	2016	2017	2018	2019	2020	2021
Average Weekly Earnings ($)[1]	963.37	974.41	993.23	1,022.00	1,049.73	1,126.33	1,166.75
Increase (%)	2.6	1.1	1.9	2.9	2.7	7.3	3.6
CPI Inflation (%)	1.2	1.8	1.7	2.4	1.9	0.7	3.5
AWE Increase Less CPI Inflation (%)	1.5	(0.7)	0.2	0.5	0.9	6.6	0.1
AWE – Manufacturing ($)	1,107.09	1,119.28	1,125.79	1,121.57	1,162.57	1,182.90	1,204.75
Increase (%)	3.3	1.1	0.6	(0.4)	3.7	1.7	1.8
Increase Less CPI Inflation (%)	2.1	(0.7)	(1.1)	(2.7)	1.8	1.1	(1.6)
Wage Settlement Increases (%)[2]
All Sectors	1.0	1.6	1.9	1.7	1.9	1.4	1.2
Public	0.8	1.4	1.9	1.7	1.5	1.3	1.0
Private	1.6	1.9	2.0	1.9	2.2	1.7	1.9
Person Days Lost Due to Strikes and Lockouts (000s)	337	245	418	303	355	849	246
Minimum Wage at Year-end ($/hour)	11.25	11.40	11.60	14.00	14.00	14.25	14.35

[1]	Average Weekly Earnings (AWE) includes overtime.
[2]

Wage settlement increases are for collective agreements covering 200 or more employees for data prior to 2010 and 150+ employees from 2010 onwards, Ontario Ministry of Labour, Immigration, Training and Skills Development.

Sources: Statistics Canada, Ontario Ministry of Labour, Immigration, Training and Skills Development and Ontario Ministry of Finance.

Ontario, Employment Level by Economic Regions, 2012–2021					Table 21
	(Thousands)
	2012	2013	2014	2015	2016
Ontario	6,667	6,768	6,809	6,845	6,921
Region: [1]
East	904	891	899	882	898
Ottawa (510)	693	680	692	683	688
Kingston-Pembroke (515)	212	211	207	198	211
Greater Toronto Area (530)[2]	3,100	3,215	3,203	3,265	3,304
Central	1,537	1,542	1,578	1,582	1,590
Muskoka-Kawarthas (520)	170	167	184	166	170
Kitchener-Waterloo-Barrie (540)	671	687	697	706	706
Hamilton-Niagara Peninsula (550)	697	688	696	710	714
Southwest	768	764	772	770	780
London (560)	320	319	320	326	329
Windsor-Sarnia (570)	296	294	300	297	303
Stratford-Bruce Peninsula (580)	152	150	152	147	148
North	358	356	358	347	350
Northeast (590)	256	254	258	249	249
Northwest (595)	102	102	100	98	101

Table 21 (continued)	(Thousands)
	2017	2018	2019	2020	2021
Ontario	7,053	7,173	7,377	7,022	7,366
Region: [1]
East	899	915	965	909	952
Ottawa (510)	692	709	746	705	736
Kingston-Pembroke (515)	206	206	218	203	216
Greater Toronto Area (530)[2]	3,364	3,433	3,548	3,382	3,551
Central	1,654	1,660	1,696	1,617	1,686
Muskoka-Kawarthas (520)	182	180	174	174	176
Kitchener-Waterloo-Barrie (540)	729	735	763	732	763
Hamilton-Niagara Peninsula (550)	743	745	759	711	748
Southwest	786	808	811	771	833
London (560)	330	339	341	342	372
Windsor-Sarnia (570)	303	308	309	274	303
Stratford-Bruce Peninsula (580)	153	161	161	155	159
North	351	357	357	343	344
Northeast (590)	247	252	253	248	245
Northwest (595)	104	105	104	95	99

[1]	Standard deviations vary significantly across regions, decreasing as the size of the region increases.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.

Note: All figures are average annual employment levels.

Source: Statistics Canada.

Ontario, Employment Level by Industry for Economic Regions, 2021				Table 22
	(Thousands)
	All Industries	Agriculture	Resources[1]	Manufacturing
Ontario	7,366	67	36	776
Region:
East	952	10	2	55
Ottawa (510)	736	8	2	34
Kingston-Pembroke (515)	216	2	—	21
Greater Toronto Area (530)	3,551	5	4	341
Central	1,686	22	5	232
Muskoka-Kawarthas (520)	176	2	—	19
Kitchener-Waterloo-Barrie (540)	763	9	2	121
Hamilton-Niagara Peninsula (550)	748	11	2	93
Southwest	833	27	3	127
London (560)	372	9	—	52
Windsor-Sarnia (570)	303	8	—	52
Stratford-Bruce Peninsula (580)	159	10	—	24
North	344	3	22	21
Northeast (590)	245	3	19	16
Northwest (595)	99	—	4	5

Table 22 (continued)	(Thousands)
	Construction	Distributive[2]	Finance, Prof. & Mgmt.[3]	Info., Culture & Recreation[4]
Ontario	534	676	1,651	304
Region:
East	73	62	177	31
Ottawa (510)	52	46	141	25
Kingston-Pembroke (515)	22	16	36	7
Greater Toronto Area (530)	222	366	1,013	178
Central	141	145	294	61
Muskoka-Kawarthas (520)	18	15	27	3
Kitchener-Waterloo-Barrie (540)	63	65	135	30
Hamilton-Niagara Peninsula (550)	60	65	132	28
Southwest	70	76	126	24
London (560)	29	30	66	10
Windsor-Sarnia (570)	24	26	42	9
Stratford-Bruce Peninsula (580)	18	20	17	5
North	28	27	41	9
Northeast (590)	20	17	32	7
Northwest (595)	8	10	9	2

Table 22 (continued)	(Thousands)
	Retail Trade	Personal Services[5]	Education	Health & Soc. Assistance	Public Administration
Ontario	820	632	546	919	406
Region:
East	97	82	71	130	161
Ottawa (510)	72	62	53	96	145
Kingston-Pembroke (515)	25	20	18	34	16
Greater Toronto Area (530)	397	271	240	391	124
Central	196	169	145	208	69
Muskoka-Kawarthas (520)	23	23	18	20	7
Kitchener-Waterloo-Barrie (540)	88	69	72	80	30
Hamilton-Niagara Peninsula (550)	85	77	55	107	33
Southwest	89	79	59	125	27
London (560)	38	36	32	56	14
Windsor-Sarnia (570)	35	30	20	46	11
Stratford-Bruce Peninsula (580)	17	13	7	23	3
North	39	32	32	65	24
Northeast (590)	27	21	23	43	17
Northwest (595)	12	11	10	21	7

All figures are average annual employment levels.

Sub-regional figures may not add up to regional totals due to rounding.

Employment numbers under 1,500 are suppressed to meet the confidentiality requirements of the Statistics Act.

See standard deviation and GTA note for Table 21.

Industrial groupings based on North American Industry Classification System (NAICS).

[1]	Includes Forestry, Fishing, Mining, Quarrying, Oil and Gas.
[2]	Includes Transportation and Warehousing, Utilities and Wholesale Trade.
[3]	Includes Finance, Insurance, Real Estate and Leasing; Business, Building and Other Support Services; and Professional, Scientific and Technical Services.
[4]

Includes Information and Cultural Industries and Arts, Entertainment and Recreation (such as Publishing, Motion Picture and Sound Recording, Broadcasting and Telecommunications, Information Services and Data Processing Services, Performing Arts, Spectator Sports and Related Industries, Heritage Institutions and Amusement, Gambling and Recreation).

[5]	Includes Accommodation and Food Services and Other Services (such as Repair and Maintenance, Personal and Laundry, Religious, Grant-making, Civic, Professional and Similar Organizations).

Source: Statistics Canada.

Ontario Economic Regions[1]	Table 23
East

Ottawa (510)	The united counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the city of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the regional municipalities of Durham, York, Peel and Halton (excluding the city of Burlington)

Southwest

London (560)	The counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The districts of Thunder Bay, Rainy River and Kenora

[1]	As defined by Statistics Canada, Standard Geographical Classification SGC 2016.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.